Exhibit 10.3

COMMUNICATIONS SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

January 1, 2009

i

6.6	Diversification of Investment	35
6.7	Restrictions on Buy-Sell Arrangements	36
6.8	Put Option	36
6.9	Right of First Refusal and Call Option	36
6.10	Exercise of Option	37
6.11	Substitute Offeree	38
6.12	Notice	38
6.13	Transfer Restriction	38
6.14	Rights Nonterminable	38
6.15	Independent Appraisal	38
6.16	Employer Securities of S Corporation	38
6.17	Effect of Code and Regulations Nonterminable	40

ARTICLE 7
VESTING		40
7.1	Vesting of Participant Contributions	40
7.2	Vesting of Employer Contributions	40
7.3	Determination of Years of Service	42
7.4	Forfeitures and Restoration of Nonvested Amounts	43

ARTICLE 8
PAYMENTS OF BENEFITS		44
8.1	Notice	44
8.2	Amount of Benefits and Valuation	45
8.3	Modes of Payment	45
8.4	Medium of Payment	46
8.5	Time for Payment	47
8.6	Undistributed Accounts	48
8.7	S Corporation Distributions	48
8.8	C Corporation Dividends	49
8.9	Unclaimed Accounts	50
8.10	Facility of Payment	51

ARTICLE 9
MINIMUM DISTRIBUTION REQUIREMENTS		51
9.1	Effective Date	51
9.2	Precedence	51
9.3	Requirements of Treasury Regulations Incorporated	51
9.4	Time and Manner of Distribution	51
9.5	Forms of Distribution	52
9.6	Required Minimum Distributions During Participant’s Lifetime	52
9.7	Required Minimum Distributions After Participant’s Death	53
9.8	Definitions	54
9.9	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule	55

ARTICLE 10
TOP HEAVY PROVISIONS		55
10.1	Preemption	55
10.2	Minimum Contribution	55

10.3	Minimum Vesting	56

ARTICLE 11
CLAIMS PROCEDURE		57
11.1	Claims for Benefits	57
11.2	Denial of Benefits	57
11.3	Review Procedure	58
11.4	Decision on Review	59

ARTICLE 12
ADMINISTRATIVE COMMITTEE		60
12.1	Appointment	60
12.2	Resignation and Termination	60
12.3	Chairman and Agents	60
12.4	Meetings	61
12.5	Records	61
12.6	Powers	61
12.7	Compensation	62
12.8	Indemnity	62
12.9	Powers Denied	62
12.10	Action When There is a Vacancy	63
12.11	Settlement of Claims	63
12.12	Discretionary Powers	63
12.13	Employment of Professionals and Assistants	63
12.14	Bond	63

ARTICLE 13
TRUSTEE		64
13.1	Duty and Liability of Trustee	64
13.2	General Scope of Powers	64
13.3	Investment Powers	67
13.4	Appointment of Investment Manager	68
13.5	More Than One Trustee	68
13.6	Individual Trustees	69
13.7	Annual Account	69
13.8	Person Dealing with Trustee	69
13.9	Prohibited Transactions	69
13.10	Indemnity	70
13.11	Resignation and Appointment	70
13.12	Removal of Trustee	70
13.13	Continuation of the Trust	70

ARTICLE 14
CLAIMS AGAINST THE TRUST FUND		71
14.1	Anti-Alienation of Benefits	71
14.2	Charge for Litigation	71
14.3	Qualified Domestic Relations Orders	71
14.4	Independent Fund	73
14.5	Payments Delayed Due To Disputes	73

ARTICLE 15
MILITARY SERVICE AND LEAVE OF ABSENCE		73
15.1	Compulsory Military Service	73
15.2	Voluntary Military Service	74
15.3	Participation During Leave of Absence	74

ARTICLE 16
PARTICIPATING EMPLOYERS		75
16.1	Adoption of Plan	75
16.2	Requirements of Participating Employers	75
16.3	Allocation of Contributions	75
16.4	Accounting for Employees	75
16.5	Separate Records	76
16.6	Amendment	76
16.7	Discontinuance of Participation	76

ARTICLE 17
RIGHTS OF EMPLOYER TO AMEND, DISCONTINUE OR TERMINATE		77
17.1	Amendment	77
17.2	Termination of Plan	77
17.3	Trust Term	77
17.4	Termination of Trust	78

ARTICLE 18
SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS		78
18.1	Successor Employer	78
18.2	Merger and Consolidation	78

ARTICLE 19
MISCELLANEOUS		79
19.1	Inspection of Books	79
19.2	Right to Terminate Employment	79
19.3	Liability of Employer	79
19.4	Defense Under Tax Laws	79
19.5	Governing Law	79
19.6	Binding Effect	80
19.7	Qualification Under Tax Laws	80
19.8	Earlier Effective Date to Maintain Tax Qualification	80

COMMUNICATIONS SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

          This Agreement, restating the Communications Systems, Inc. Employee Stock Ownership Plan and Trust (“Plan”), is adopted by Communications Systems, Inc., a Minnesota corporation, (the “Employer”) and Curtis A. Sampson, Jeffrey K. Berg and Paul N. Hanson (collectively, the “Trustee”) and is effective as of January 1, 2009.

W I T N E S S E T H:

          WHEREAS, the Employer established a stock bonus and employee stock ownership plan for the benefit of its Employees effective January 1, 1985 which satisfies the requirements of a stock bonus and employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code; and

          WHEREAS, the Plan has been amended and restated from time to time and has continued in force at all times since its effective date; and

          WHEREAS, the Employer desires to restate the Plan to comply with changes in federal law; and

          WHEREAS, Curtis A. Sampson, Jeffrey K. Berg and Paul N. Hanson have agreed to continue to serve as Trustees of the Trust established hereunder;

          NOW, THEREFORE, the Communications Systems, Inc. Employee Stock Ownership Plan and Trust is amended and restated in its entirety effective as of January 1, 2009 to read as follows:

ARTICLE 1

NAME AND PURPOSE

          1.1          Name. The name of the employee stock ownership plan set forth in this instrument is the Communications Systems, Inc. Employee Stock Ownership Plan, and the name of the employee stock ownership trust which is part of that Plan and the terms of which are set forth in this instrument is the Communications Systems, Inc. Employee Stock Ownership Trust.

          1.2     Purpose. The purpose of the Plan is to provide the eligible Employees of the Employer with an ownership interest in the common stock of the Employer in order to increase their loyalty to the Employer and their interest in the Employer’s business. The Plan is designed to invest primarily in Employer Securities and is designated as an employee stock ownership plan under Section 4975(e)(7) of the Code. The purpose of the Trust is to facilitate the administration of the Plan for the exclusive benefit of Participants and their Beneficiaries.

ARTICLE 2

DEFINITIONS AND INTERPRETATIONS

2.1	General Definitions.

(1)

“Administrative Committee” or “Committee” shall mean the Committee described herein. In the absence of an appointment of individuals to serve on the Committee, the Employer shall serve as the Committee.

(2)

“Affiliate” shall mean a trade or business which is under common control with the Employer under the provisions of Section 414 of the Code, including controlled groups of corporations under Section 414(b) of the Code and partnerships and proprietorships pursuant to Section 414(c) of the Code, an affiliated service group as defined in Section 414(m) of the Code and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code; provided, however, that such trade or business shall be deemed an Affiliate for all purposes hereunder, unless specifically provided otherwise, only from the date it came under the common control of the Employer.

(3)	“Alternate Payee” shall mean a:

	(i)	spouse;

	(ii)	former spouse;

	(iii)	child; or

	(iv)	other dependent

of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, a Participant’s Beneficial Interest under the Plan.

An Alternate Payee is treated as a Beneficiary for all purposes under the Plan.

(4)	“Anniversary Date” shall mean the last day of any Plan Year.

(5)	“Beneficial Interest” shall mean the amount of a Participant’s account in the Trust that is distributable to the Participant or the Participant’s Beneficiary in accordance with the terms of the Plan.

(6)	“Beneficiary” shall mean any person entitled to receive benefits which may be payable upon or after a Participant’s death.

(7)	“Board of Directors” shall mean the elected Board of Directors of Communications Systems, Inc.

(8)

“Break in Service” shall mean a Plan Year during which the Employee did not complete more than 500 Hours of Service with the Employer. However, a Participant shall be credited with up to 501 Hours of Service during the Plan Year in which the Participant begins a Parental Leave, if such crediting is necessary to prevent a Break in Service in such Plan Year; otherwise, such Hours of Service shall be credited in the following Plan Year. A Participant shall also be credited with Hours of Service for any periods of unpaid leave during the Plan Year subject to the Family and Medical Leave Act of 1993, if such crediting is necessary to prevent a Break in Service in such Plan Year.

(9)	“Code” shall mean the Internal Revenue Code of 1986, and amendments thereto.

(10)

“Compensation” shall mean, except as provided below, the regular or base salary or wages, overtime, commissions and bonuses received by a Participant from the Employer during the Plan Year, including the value of any noncash property includable in base salary or wages. Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(g)(3), 402(h)(1)(B) or 403(b) of the Code.

Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, contributions by the Employer to this Plan or to any pension, profit sharing or annuity plan intended to qualify under Section 401 of the Code, as amended, amounts realized from the exercise, sale or exchange of stock options, or amounts paid to an Employee for services rendered while the Employee is not a Participant as herein defined.

For Plan Years beginning on or after July 1, 2007, payments made within 2½ months after severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) or the end of the Plan Year that includes the date of severance from employment will be Compensation if such payments are included when determining the Participant’s Net Compensation for the concurrent Limitation Year. However, payments made after 2½ months after severance from employment shall not be excluded from Compensation if such payments are made to an individual who does not currently perform services for the Employer because of qualified military service (within the meaning of Section 414(u)(1) of the Code) or who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code).

For Plan Years beginning on or after July 1, 2007, Compensation may include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Plan Year.

Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If any Plan Year consists of a period of less than 12 months, the maximum Compensation limit, as adjusted, shall be prorated based on the number of months in such short Plan Year.

Net Compensation (as defined in the second paragraph of Section 2.1(25)) shall be substituted for the foregoing definition in any Plan Year in which the average percentage of Net Compensation included under the foregoing definition for the Highly Compensated Participants as a group exceeds by more than a de minimis amount the average percentage of Net Compensation included for the Employer’s other Employees as a group.

(11)	“Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(12)

“Disability” shall mean a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder that renders the Participant incapable of continuing employment with the Employer. Disability of any Participant shall be determined by the Employer in accordance with uniform principles consistently applied, upon the basis of such medical and other evidence that the Employer deems necessary and desirable.

(13)

“Distributee” includes a Participant, former Participant or Beneficiary. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(14)	“Earliest Retirement Age” shall mean, for purposes of a Qualified Domestic Relations Order, the earlier of:

(i) the date on which the Participant is entitled to a distribution under the Plan; or

	(ii)	the later of the day the Participant attains age 50, or the earliest date on which the Participant’s Beneficial Interest could commence under the Plan if the Participant separated from service.

Earliest Retirement Age shall also mean a date earlier than (i) or (ii) if such date is specified in the Qualified Domestic Relations Order.

(15)	“Effective Date” of this restated Plan document shall mean January 1, 2009. This Plan and Trust was originally effective on January 1, 1985.

(16)	“Eligible Retirement Plan” shall mean any of the following that accepts the Distributee’s Eligible Rollover Distribution:

	(i)	an individual retirement account described in Section 408(a) of the Code;

	(ii)	an individual retirement annuity described in Section 408(b) of the Code;

	(iii)	effective January 1, 2008, a Roth IRA described in Section 408A(b) of the Code;

	(iv)	an annuity plan described in Section 403(a) of the Code;

	(v)	a qualified trust described in Section 401(a) of the Code; or

(vi)

an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order.

(17)	“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

	(ii)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

	(iii)	the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities);

	(iv)	any hardship distribution; and

	(v)	any other distribution(s) reasonably expected to total less than $200 during a year.

For distributions after December 31, 2006, Eligible Rollover Distribution shall mean for a non-spouse Beneficiary a Direct Rollover of all or any portion of the Beneficiary’s distribution to an “inherited” individual retirement account the Beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution. Such distribution is not subject to the direct rollover requirements of Section 401(a)(31) of the Code, the notice requirements of Section 402(f) of the Code or the mandatory withholding requirements of Section 3405(c) of the Code.

(18)

“Employee” shall mean a person performing services for the Employer who is classified by the Employer as an employee for income tax withholding and reporting purposes. The Employer’s classification of a person for purposes of the Plan shall be conclusive. No reclassification of a person’s status with the Employer for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the person being considered an Employee for Plan purposes.

(19)

“Employer” shall mean Communications Systems, Inc., a Minnesota corporation, as sponsoring employer, and Transition Networks, Inc. and JDL Technologies, Inc., as participating employers, and such additional Affiliates of the Employer or other corporation or entity as may participate in the Plan upon approval of such participation by the Board of Directors. For purposes of service counted for eligibility and vesting, employment with an Affiliate shall be deemed employment with the Employer. Communications Systems, Inc. is authorized to act on behalf of participating employers with respect to all Plan matters.

(20)	“Employer Contributions” shall mean all contributions with respect to a Plan Year made to the Plan by the Employer.

(21)	“Entry Date” shall mean January 1 or July 1 of each Plan Year.

(22)	“Highly Compensated Participant” shall mean, except as otherwise provided in Section 414(q) of the Code, a Participant who:

	(i)	was a 5% owner of the Employer during the Plan Year in which the determination is made or during the preceding Plan Year; or

(ii)

received more than $100,000 (as adjusted from time to time by the Secretary of the Treasury under Section 414(q)(1) of the Code) in Net Compensation from the Employer during the preceding Plan Year and was one of the top 20% of Employees by Net Compensation during the Plan Year.

For purposes of this definition, the following rules shall apply:

	(A)	The term Employer shall include any Affiliate of the Employer, and Net Compensation from any such Affiliates shall be aggregated.

(B)

In determining the number of the top 20% of Employees there shall be excluded from the group any Employee who either: has not attained age 21, has worked less than 6 months, normally works less than 17½ hours per week, normally works less than 6 months per year, is a nonresident alien who does not earn income from sources within the United States, is covered by a collective bargaining agreement between the Employees’ representative and the Employer under which the retirement benefits were the subject of good faith bargaining between the parties, or may otherwise be excluded under the Code and the regulations promulgated thereunder.

	(C)	For purposes of determining whether an employee is a Highly Compensated Participant, the term compensation shall mean compensation as defined in Section 415(c)(3) of the Code.

(D)

The determination of who is a Highly Compensated Participant, including the determination of the number and identity of Employees in the top-paid group, will be made in accordance with the provisions of Section 414(q) of the Code and the regulations promulgated thereunder.

(E)

The determination of who is a Highly Compensated Participant, including the determination of the number and identity of Employees in the top-paid group, will be made in the same manner for all plans of the Employer.

(F)

A former employee shall be treated as a “Highly Compensated Former Participant” if such employee was a Highly Compensated Participant upon separation from service or at any time after attaining age fifty-five (55).

(23)

“Hour of Service” shall mean each hour for which the Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited in the Plan Year in which the services are performed. Hour of Service shall also include each hour for which the Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Employer or Affiliate-approved leave of absence, subject to the following exceptions:

	(i)	No more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties for the Employer or an Affiliate.

(ii)

No Hours of Service shall be credited to an Employee for a period during which no duties are performed for the Employer or an Affiliate and payment is made or due to the Employee under applicable workers’ compensation, unemployment compensation or disability insurance laws.

(iii)

No Hours of Service shall be credited to an Employee for a period during which no duties are performed for the Employer or an Affiliate and payments are made to the Employee solely as reimbursement for medical or medically-related expenses incurred by the Employee.

The number of Hours of Service that an Employee shall receive for any period of time for which the Employee is paid or is entitled to payment by the Employer or an Affiliate but during which no duties are performed for the Employer or an Affiliate shall be computed in accordance with the rules set forth in Section 2530.200b-2 and 3 of the Labor Regulations.

Hours of Service shall also include each hour for which back pay (irrespective of mitigation of damages) has been awarded or agreed to by the Employer or an Affiliate, provided that the hour has not been credited to the Employee previously. Each such hour shall be credited to the Employee for the Plan Year or other computation period to which the award or agreement pertains. Each Employee shall also be credited with Hours of Service for any customary period of work, based on a 40-hour week, or a pro rata portion thereof, during which the Employee is on an Employer or Affiliate-approved leave of absence and for which the Employee is not otherwise awarded Hours of Service.

The number of an Employee’s Hours of Service shall be determined in accordance with this paragraph. Where the Employer or an Affiliate has records from which the number of an Employee’s Hours of Service may be ascertained, the number shall be computed from those records, except as otherwise permitted by the next sentence. The number of Hours of Service for any Employee described by the preceding sentence may be computed in accordance with the method defined below so long as that method is applied to such Employee in a nondiscriminatory manner. Where the Employer or an Affiliate does not have records from which the number of an Employee’s Hours of Service can be ascertained, the Employee shall be credited with 45 Hours of Service for each week during which the Employee is entitled to at least one Hour of Service.

Hours of Service shall also be credited for an individual considered an employee of the Employer or an Affiliate under Sections 414(n) and 414(o) of the Code and the regulations promulgated thereunder, even though such individual is not eligible to participate in the Plan.

(24)

“Leased Employee” shall mean any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons as defined in Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year provided such services are performed under the primary direction or control of the Employer.

(25)

“Net Compensation” shall mean, for purposes of determining Highly Compensated Participants, Key Employees, minimum contributions in a Top Heavy Plan, and the limitation on Annual Additions, the wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Reg. §1.62-2(c)), amounts that are includible in the gross income of an Employee under the rules of Sections 409A or 457(f)(1)(A) of the Code or because the amounts are constructively received by the Employee, and excluding the following:

(i)

Employer contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i) or 457(b) of the Code) to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Code or a simple retirement account described in Section 408(p) of the Code, and whether or not qualified) which are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(ii)

amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Reg. §1.421-1(b)), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

	(iii)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(iv)

other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee); and

	(v)	other items of remuneration that are similar to any of the items listed in (i) through (iv) above.

Net Compensation for a Limitation Year is the Net Compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Net Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Net Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Net Compensation paid immediately before becoming permanently and totally disabled.

Net Compensation includes any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(g)(3) or 457 of the Code. Amounts under Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For Limitation Years beginning on or after July 1, 2007, payments made within 2½ months after severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) or the end of the Limitation Year that includes the date of severance from employment will be compensation within the meaning of Section 415(c)(3) of the Code if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Net Compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(26)	“Non-Highly Compensated Participant” shall mean any Participant who is not a Highly Compensated Participant.

(27)	“Normal Retirement Age” shall mean the day a Participant attains the age of 65.

(28)	“Parental Leave” shall mean certain periods of absence from work due to:

	(i)	pregnancy of the Employee;

	(ii)	birth of a child of the Employee;

	(iii)	placement of a child in connection with adoption of the child by the Employee; or

	(iv)	caring for the child by the Employee during the period immediately following the birth or placement for adoption.

The Employer may require written certification (including a physician’s statement) from the Employee that the leave qualifies hereunder. A Parental Leave shall only permit a Participant to avoid a Break in Service, and shall not affect other provisions of this Plan.

(29)	“Participant” shall mean an Employee of the Employer who becomes a Participant as provided in Section 3.1 hereof.

(30)	“Participant Contributions” shall mean, to the extent permitted by the Employer, contributions made to the Plan by Participants, and shall be classified as follows:

(i)

“Rollover Contribution” shall mean a distribution from another eligible retirement plan, as specified below, which an Employee contributes to the Plan in accordance with Section 4.3, and which the Plan receives either directly from the Employee or, at the election of the Employee, by means of a direct rollover from the other eligible retirement plan. Rollover Contributions shall include distributions from:

(1) a qualified plan described in Sections 401(a) or 403(a) of the Code, excluding after-tax employee contributions;
(2) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions;
(3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;
(4)

the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or (b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(ii)

“Trustee to Trustee Transfer” shall mean a transfer directly from the trustee of another qualified retirement plan to this Plan, which is either initiated by the trustee or, to the extent permitted by law, initiated by the Employee other than as a direct rollover described in Section 8.3.

(31)	“Plan” shall mean the Communications Systems, Inc. Employee Stock Ownership Plan.

(32)	“Plan Year” shall mean the 12 month period ending on December 31 of each year.

(33)	“Qualification Procedures” shall mean written procedures adopted by the Employer to:

(i) determine whether domestic relations orders meet the requirements for Qualified Domestic Relations Orders; and

(ii) to administer distributions under such orders.

The Employer shall implement the procedures within a reasonable time after receipt of a domestic relations order. Qualification Procedures must permit an Alternate Payee to designate a representative for receipt of copies of notices sent to the Alternate Payee with respect to a Qualified Domestic Relations Order.

(34)

“Qualified Domestic Relations Order” shall mean a judgment, decree or order, including approval of a property settlement agreement, that relates to provision of child support, alimony payments, or marital property rights to an Alternate Payee, is made pursuant to state domestic relations law (including a state community property law) and creates an Alternate Payee’s right to all or a portion of the benefits payable to a Participant under the Plan. A Qualified Domestic Relations Order must satisfy all of the requirements of Section 414(p) of the Code and must specify:

	(i)	the name and last known mailing address of each Alternate Payee;

	(ii)	the amount or percentage of the Participant’s benefits to be paid to the Alternate Payee or the manner in which the amount is to be determined;

	(iii)	the number of payments or period for which payments are required; and

	(iv)	each plan to which the order relates.

An order does not qualify under this definition if it requires the Employer to provide a benefit or option not available under the Plan, requires the Plan to provide increased benefits or requires payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previously existing Qualified Domestic Relations Order.

(35)

“Required Beginning Date” shall mean the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or retires, except as provided below. Notwithstanding the above, the Participant shall still have the option of having the Required Beginning Date be the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

If the Participant is a 5% owner, the Required Beginning Date shall be April 1 of the calendar year following the year in which the Participant attains age 70½, regardless of whether the Participant has retired. For purposes of this Section, a Participant is a 5% owner if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66½ or any subsequent Plan Year.

(36)	“Termination of Employment” of a Participant or Employee shall mean complete severance from employment with the Employer.

(37)	“Trust” shall mean the Communications Systems, Inc. Employee Stock Ownership Trust.

(38)

“Trust Fund” or “Fund” shall mean the total of contributions made hereunder, or the investments purchased, increased by profits, income, refunds and recoveries received, and decreased by investment losses and expenses incurred in the administration of the Trust and by benefits released or paid.

(39)	“Trustee” shall mean the undersigned Trustee or Trustees or any duly appointed successor Trustee.

(40)	“Valuation Date” shall mean the Anniversary Date and any other date as of which the valuation of the Trust Fund is deemed necessary by the Trustee in a nondiscriminatory manner.

(41)	“Year of Service” shall mean a Plan Year during which an Employee completes 1,000 or more Hours of Service with the Employer or an Affiliate.

2.2	Qualifying Employer Securities Definitions.

(1)	“Deemed-Owned Shares” shall mean, with respect to any person:

(1) the stock in an S corporation constituting Employer Securities which is allocated to such person under the Plan, and

(2)

such person’s share of the stock in such corporation which is held by the Plan but which is not allocated under the Plan to Participants. For this purpose, a person’s share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock that would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(2)	“Disqualified Person” shall mean, except for purposes of Section 6.16, a person described in Section 4975(e)(2) of the Code.

For purposes of Section 6.16, Disqualified Person means any person if:

(i) the aggregate number of Deemed-Owned Shares of such person and the members of such person’s family is at least 20 percent of the number of Deemed-Owned Shares of stock in the S corporation, or

(ii) in the case of a person not described in (i) above, the number of Deemed-Owned shares of such person is at least 10 percent of the number of Deemed-Owned shares of stock in such corporation.

In the case of a Disqualified Person described in (i) above, any member of such person’s family with Deemed-Owned Shares shall be treated as a Disqualified Person. For this purpose “member of the family” means, with respect to any individual, (1) the spouse of the individual, (2) an ancestor or lineal descendant of the individual or the individual’s spouse, (3) a brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister, and (4) the spouse of any individual described in (2) or (3). A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse.

(3)

“Employer Securities” shall mean common stock issued by the Employer, or an Affiliate, which is readily tradable on an established securities market. If there is no common stock that meets the preceding requirement, the term Employer Securities shall mean common stock issued by the Employer, or an Affiliate, having a combination of voting power and dividend rights equal to or in excess of:

	(i)	that class of common stock of the Employer, or Affiliate, having the greatest voting power; and

	(ii)	that class of common stock of the Employer, or Affiliate, having the greatest dividend rights.

Provided the Employer is not an S corporation, the term Employer Securities shall also mean noncallable preferred stock issued by the Employer if such stock is convertible at any time into stock which meets the requirements of the preceding sentences and if the conversion price is reasonable.

For purposes of transactions that do not involve an Exempt Loan, the term Employer Securities shall mean either stock or a marketable obligation of the Employer or an Affiliate, as defined in Section 407(d)(5) of the Employee Retirement Income Security Act of 1974.

(4)

“Exempt Loan” or “Loan” shall mean a loan made to the Plan by a Disqualified Person or which a Disqualified Person guarantees and which satisfies the requirements of Section 4975(d)(3) of the Code and Section 54.4975-7(b) of the Treasury Regulations, as amended from time to time.

(5)	“Independent Appraiser” shall mean an independent appraiser as defined in Section 401(a)(28) of the Code.

(6)

“Impermissible Accrual” shall occur to the extent (and only to the extent) that Employer Securities consisting of stock in an S corporation owned by the Plan and any assets attributable thereto are held under the Plan for the benefit of a Disqualified Person during a Nonallocation Year. For this purpose, assets attributable to S corporation securities include any distributions, within the meaning of Section 1368 of the Code, made on S corporation stock held in a Disqualified Person’s Plan account (including earnings thereon), plus any proceeds from the sale of S corporation securities held for a Disqualified Person’s Plan account (including any earnings thereon).

(7)

“Impermissible Allocation” shall mean any allocation for a Disqualified Person directly or indirectly under any qualified plan of the Employer that occurs during a Nonallocation Year to the extent that a contribution or other annual addition is made, or the Disqualified Person otherwise accrues additional benefits, under this Plan or any other qualified plan of the Employer (including a release and allocation of assets from a suspense account, as described at Section 54.4975-11(c) and (d) of the Treasury Regulations) that, for the Nonallocation Year, would otherwise have been added to the account of the Disqualified Person under the Plan and invested in Employer Securities consisting of stock in an S corporation owned by the Plan but for a provision in the Plan to comply with Section 409(p) of the Code.

(8)	“Nonallocation Period” shall mean the period beginning on the date of the sale of Employer Securities and ending on the later of:

	(i)	the date which is 10 years after the date of sale; or

	(ii)	the date of the Plan allocation attributable to the final payment of the Exempt Loan taken in connection with such sale.

(9)

“Nonallocation Year” shall mean any Plan Year if, at any time during such Plan Year, (1) the Plan holds Employer Securities consisting of stock in an S corporation, and (2) Disqualified Persons (as that term is defined for purposes of Section 6.16) own at least 50 percent of the number of shares of stock in the S corporation.

(10)	“Qualified Election Period” shall mean the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

(11)	“Qualified Holder” shall mean:

	(i)	the Participant;

	(ii)	the Participant’s donee; and

	(iii)	a person (including an estate or its distributee) to whom the Employer Securities pass by reason of the Participant’s death.

(12)	“Qualified Participant” shall mean a Participant who has attained the age of 55 and who has completed at least 10 years of participation in the Plan.

(13)

“Registration-Type Class of Employer Securities” shall mean a class of Employer Securities required to be registered under Section 12 of the Securities Exchange Act of 1934 and a class of Employer Securities which would be required to be so registered except for the exemption from registration provided in Subsection (g)(2)(H) of such Section 12.

(14)

“Synthetic Equity” shall mean any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in regulations, Synthetic Equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

(15)	“Total Distribution” shall mean a distribution to a Participant or a Participant’s Beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

(16)	“Value of Employer Securities” shall mean:

	(i)	in the case of Employer Securities listed on a national exchange, the closing price of such Employer Securities on the date the securities are contributed to the Plan; or

(ii)

in the case of Employer Securities not listed on a national exchange, the fair market value as determined in good faith and in accordance with regulations prescribed by the Secretary of the Treasury, provided, however, that if the Plan has a nonterminable put option that requires the Employer or shareholders of the Employer with substantial net worth to purchase Employer Securities from the Plan at the discretion of the Trustee, then the Value shall be adjusted to reflect a controlling interest (i.e., enterprise value) and shall not be discounted to reflect a minority or nonmarketable interest. In a transaction between the Plan and a Disqualified Person, Value shall be determined as of the transaction date. In other cases, Value shall be determined as of the most recent Valuation Date.

2.3	Limitation Definitions.

(1)

“Annual Addition” shall mean the sum of the following amounts credited to a Participant’s accounts with this Plan and any other qualified plan maintained by the Employer or an Affiliate for the Plan Year:

	(i)	Employer Contributions;

(ii)

Participant Contributions, including excess deferrals (other than excess deferrals that are distributed in accordance with Reg. §1.402(g)-1(e)(2)), distributed or recharacterized excess contributions, and excess aggregate contributions, if any, but excluding catch-up contributions, Rollover Contributions and Trustee to Trustee Transfers;

	(iii)	any forfeitures that are, under the Plan, reallocated and not used to reduce Employer Contributions;

	(iv)	amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer;

(v)

amounts allocated to a separate account of a Key Employee under an Employer-sponsored welfare benefit fund, as defined in Section 419(e) of the Code, which will provide postretirement medical benefits;

	(vi)	mandatory employee contributions, as defined in Section 411(c)(2)(C) of the Code and Reg. §1.411(c)-1(c)(4), to a defined benefit plan; and

	(vii)	annual additions under an annuity contract described in Section 403(b) of the Code.

Annual Additions shall not include restorative payments, as defined in Reg. §1.415(c)-1(b)(2)(ii)(C), allocated to a Participant’s account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a Plan fiduciary.

(2)

“Limitation Year” shall mean (for federal income tax purposes) the Plan Year. The adoption of this Plan by the Employer shall be its choice of this Limitation Year for purposes of Section 415 of the Code and the regulations issued thereunder.

2.4	Top Heavy Definitions.

(1)	“Account Balance”, for any individual, shall mean, as of the Determination Date, the sum of the individual’s:

	(i)	account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date;

	(ii)	contributions (Employer and Participant) actually made to the Plan on or before the Determination Date;

	(iii)	Employer Contributions due as of the Determination Date, if the Plan is subject to the minimum funding requirements of Section 412 of the Code; and

(iv)

the aggregate distributions made with respect to such individual under the Plan during the 1-year period (5-year period in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date;

but less any contribution constituting a rollover from a plan not maintained by the Employer or an Affiliate.

(2)	“Aggregation Group” shall mean:

(i)

each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); and

	(ii)	any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(3)	“Determination Date” shall mean, with respect to the first Plan Year, the last day of such Plan Year, and with respect to any subsequent Plan Year, the preceding Anniversary Date.

(4)

“Key Employee” shall mean, for Plan Years beginning before January 1, 2002, an active or former Employee of the Employer who, at any time during the Plan Year containing the Determination Date or the four preceding Plan Years, is:

	(i)	an officer of the Employer with Net Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for the Plan Year;

	(ii)	one of the 10 Employees with Net Compensation greater than the amount in effect under Section 415(c)(1)(A) of the Code and owning the largest interests in the Employer;

	(iii)	a 5% owner of the Employer; or

	(iv)	a 1% owner of the Employer having Net Compensation from the Employer of more than $150,000.

For Plan Years beginning after December 31, 2001, “Key Employee” shall mean an active or former Employee of the Employer who, at any time during the Plan Year containing the Determination Date is:

	(i)	an officer of the Employer with Net Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

	(ii)	a 5% owner of the Employer; or

	(iii)	a 1% owner of the Employer having Net Compensation from the Employer of more than $150,000.

The status of an Employee as Key Employee shall further be determined in accordance with the rules set forth in Section 416(i) of the Code and the regulations issued thereunder. For purposes of this paragraph, ownership shall be determined in accordance with Section 318 of the Code. The Beneficiary of a Key Employee shall be treated as a Key Employee.

(5)	“Non-Key Employee” shall mean an Employee who is not a Key Employee, including any Employee who is a former Key Employee.

(6)

“Permissive Aggregation Group” shall mean the Aggregation Group of plans plus any other plans of the Employer which, when considered as a group with the Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(7)	“Top Heavy.” The Plan or Aggregation Group is Top Heavy for the Plan Year if either of the following conditions exist:

	(i)	The Plan is not part of an Aggregation Group and the Top Heavy Ratio for such Plan exceeds 60%.

	(ii)	The Plan is part of an Aggregation Group and the Top Heavy Ratio for such Aggregation Group exceeds 60%.

In determining whether a Plan or Aggregation Group is Top Heavy, the Account Balance and present value of accrued benefits of any individual who has not performed services for the Employer for a 1-year period ending on the Determination Date (5-year period in determining whether the Plan or Aggregation Group is Top Heavy for Plan Years beginning before January 1, 2002) or who is a Non-Key Employee but who was a Key Employee with respect to a prior Determination Date shall be disregarded. The status of the Plan as Top Heavy shall further be determined in accordance with the rules set forth in Section 416(g) of the Code and the regulations issued thereunder.

(8)	“Top Heavy Ratio” shall mean:

(i)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Aggregation Group or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s) (including any part of any Account Balance distributed in the 1-year period ending on the Determination Date(s) or 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death or Disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the 1-year period ending on the Determination Date(s) or 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death or Disability and in determining whether the plan is Top Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Aggregation Group or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death or Disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002).

(iii)

For purposes of (i) and (ii) above the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account Balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period (5-year period in determining whether the plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

          2.5     Interpretation. The words defined in this Article 2 shall have the meanings assigned to them except where specified otherwise in this Agreement. Whenever appropriate, words used herein in the singular shall include the plural and the plural may be read as the singular.

ARTICLE 3

PARTICIPATION IN THE PLAN

          3.1     Eligibility. Every Employee who was a Participant in the Plan immediately prior to January 1, 2009 shall continue to be a Participant in this Plan as restated effective January 1, 2009.

          Every other Employee shall enter the Plan as a Participant as of the Entry Date next occurring after the Employee has satisfied each of the following requirements:

(a)

The Employee has completed 1,000 or more Hours of Service for the Employer during a period of 12 consecutive months, commencing on the date the Employee first performs an Hour of Service for the Employer. Subsequent eligibility periods shall be Plan Years commencing with the Plan Year which contains the first anniversary of the Employee’s employment commencement date.

(b)	The Employee is not included in any of the following classifications:

(i)

Employees covered by a collective bargaining agreement between the Employees’ representative and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement provides for coverage under this Plan;

	(ii)	nonresident aliens who receive no earned income from sources within the United States as defined in the Code; and

	(iii)	Leased Employees.

          An Employee or Leased Employee who has satisfied the requirements of (a) above but has not become a Participant because of inclusion in a classification of subsection (b) above shall become a Participant when the Employee or Leased Employee is no longer included in any of the classifications of subsection (b). An Employee who satisfies the above requirements, but whose Termination of Employment with the Employer occurs on or before the Entry Date, shall not become a Participant on that date. Such an individual shall become a Participant on the day that the individual again becomes an Employee and satisfies the requirements of subsection (b) above.

          3.2     Designation of Beneficiary. Upon commencement of participation in the Plan, each Participant shall complete, sign and file with the Employer a designation of Beneficiary on a form to be provided by the Employer. On said form, the Participant shall designate a Beneficiary (or Beneficiaries), which may be an individual, the Participant’s estate, or a trust, to whom shall be paid any sum which may be payable on account of the Participant’s death (reserving, however, to the Participant the power to change the designation of Beneficiary from time to time) and where applicable, a particular form of benefit. The spouse of a married Participant shall be the Beneficiary of the entire vested and nonforfeitable benefit payable upon the death of the Participant unless the Participant’s spouse irrevocably consents in writing to the designation of another Beneficiary. Such spousal consent shall identify the specific alternate Beneficiary, and where applicable, a particular form of benefit, acknowledge the effect of such designation, and be witnessed by a Plan representative or a notary public. Any subsequent change by the Participant in the designation of a Beneficiary shall require specific written consent by the Participant’s spouse unless the spouse has previously consented in writing to voluntarily waive the right to consent to subsequent Beneficiary changes, and such consent acknowledges the spouse’s right to otherwise limit consent to a specific Beneficiary. However, the designation of a Beneficiary other than the Participant’s spouse shall be effective if the Employer determines that the foregoing consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances described in regulations issued by the Secretary of the Treasury.

          If a Participant shall fail to validly designate a Beneficiary, or if no designated Beneficiary survives the Participant, the following designated persons shall be the Beneficiaries in the order named:

(a)	the Participant’s spouse, if living;

(b)	the Participant’s lawful descendants per stirpes, including any lawfully adopted descendants;

(c)	the estate of the Participant.

In no event shall the Employer be named as or become a Beneficiary.

          3.3     Termination of Participation. Participation in the Plan shall terminate on the later of a Participant’s Termination of Employment, or the date following the expiration of a period of layoff or leave of absence approved by the Employer, if the Employee does not then return to employment with the Employer.

          3.4     Recommencement of Participation. An Employee whose status as a Participant is terminated shall again become a Participant on the day that the Employee again performs an Hour of Service for the Employer and satisfies the requirements of Section 3.1(b), and the Employee shall be eligible to share in Employer Contributions in accordance with this Plan immediately upon reemployment.

          3.5     Election Not to Participate. An Employee who may be eligible to become a Participant may elect not to become a Participant. Also, any Participant may elect not to be entitled to share in further Employer contributions to the Plan and in forfeitures occurring under the Plan. An election described in this Section shall be made in writing and delivered to the Employer. The election shall be effective as of the first day of the Plan Year in progress during which the written notice is filed unless the written notice specifies the first day of a subsequent Plan Year. The election shall also be effective for each and every subsequent Plan Year. However, an Employee or Participant who has made an election under this Section may terminate the election by filing a written statement to that effect with the Employer. Said written statements shall be effective as of the first day of the Plan Year in progress on the day when the written statement was filed or as of the first day of any subsequent Plan Year designated in the written statement. The filing of a written statement terminating an election under this Section 3.5 shall not entitle the Employee or Participant to any share of Employer contributions and forfeitures for Plan Years ending before the effective date of the termination of the election under this section.

ARTICLE 4

CONTRIBUTIONS

          4.1     Employer Contributions. The Employer may, but is not required to, contribute to the Plan for each of its taxable years ending during the existence of the Plan. An Employer Contribution shall be attributed to the Plan Year ending on the same day as the taxable year for which the contribution is made, or if the Plan Year does not end on the same day as the Employer’s taxable year, the contribution shall be attributable to the Plan Year within which the taxable year ends.

          An Employer Contribution may be made to this Plan without regard to the accumulated or current net profits of the Employer and to that extent, this Plan shall be a discretionary contribution plan.

          4.2     Participant Contributions. Except as permitted in Section 4.3, Participants shall not be required or permitted to make contributions to the Plan from their Compensation or otherwise.

          4.3     Rollover Contributions and Trustee to Trustee Transfers. Where an Employee has received, or will receive, a distribution from another eligible retirement plan which is exempt from taxation under the Code, the Employer may instruct the Trustee to accept the amount of said distribution:

(a)	as a Rollover Contribution to the Plan; or

(b)	as a Trustee to Trustee Transfer from the other qualified retirement plan.

          The Employer shall not direct the Trustee to accept a Rollover Contribution unless the Employer has reason to believe that, if the Trustee accepts the Rollover Contribution, the Employee will avoid taxation under the Code on the contribution and the Plan will not be required to make available to the Employee any optional form of benefit not currently available to the Employee under the Plan. A Rollover Contribution or Trustee to Trustee Transfer may be accepted from an Employee or another qualified retirement plan before the Employee becomes a Participant. No Trustee to Trustee Transfer shall be accepted from a qualified retirement plan requiring an annuity form of distribution.

          Rollover Contributions, Trustee to Trustee Transfers and earnings and losses thereon may be segregated into a separate account for accounting purposes. Unless otherwise instructed in writing by the Employee, Rollover Contributions and Trustee to Trustee Transfers may also be segregated for investment purposes. Rollover Contributions or Trustee to Trustee Transfers shall be subject to the same requirements of this Plan as are applicable to Employer Contributions to the Plan on behalf of the Participant.

          4.4     Transfer to Trustee. Employer Contributions for any Plan Year shall be paid to the Trustee within the time prescribed by law, including extensions of time, if any, for the filing of the Employer’s federal income tax return for the taxable year. All Employer Contributions shall be subject to the following rules:

(a)

Employer Contributions made by a mistake of fact shall be returned to the Employer within one year after the contribution is paid, provided that the Employer discovers the mistake of fact and demands repayment within said year.

(b)

Employer Contributions to the Plan are conditioned upon initial qualification of the Plan under Section 401 of the Code provided, however, that the application for qualification is submitted within the time prescribed for filing the Employer’s tax return, or such later date as the Secretary may prescribe and, if the Plan does not qualify, contributions made while the Plan did not so qualify shall be returned to the Employer within one year after the date of denial of initial qualification of the Plan.

(c)

Employer Contributions to the Plan are conditioned upon their current deductibility under Section 404 of the Code (unless otherwise specified by the Employer) and, to the extent that any contribution is not so deductible, it shall be returned to the Employer within one year after denial of the deduction.

          4.5     Reversion to Employer. Subject to the provisions in Sections 4.4 and 5.7, principal or income of this Trust shall not be paid or revert to the Employer or be used for any purpose whatsoever other than the exclusive benefit of the Participants or their Beneficiaries.

ARTICLE 5

ALLOCATION OF CONTRIBUTIONS

          5.1     Certification of Contribution and Compensation. The Employer shall advise the Trustee of the amount of Employer Contributions, if any, to the Trust for each Plan Year.

          5.2     Separate Accounts. The Employer shall create and maintain a separate account for each Participant and shall credit thereto the amount of Participant Contributions and Employer Contributions made to the Plan on behalf of the Participant, as applicable, as well as income and losses thereon. Within each Participant Contribution account, separate records shall be maintained, as required, for Rollover Contributions, Trustee to Trustee Transfers, if any, and income thereon. The Employer Contribution account shall be separated into two accountings, one for Employer Securities and one for all other investments.

          To the extent required by Revenue Procedure 87-22 and any successor thereto, the Trustee shall establish a separate account on behalf of any Participant who is a shareholder of the Employer, and such account shall at no time contain Employer Securities.

          5.3     Participants Entitled to an Allocation of Employer Contributions. The Employer Contribution to the Plan for the Plan Year, if any, shall be allocated in accordance with Section 5.4 to the accounts of those Participants to or for whom the Employer paid Compensation during the Plan Year and who satisfy one of the following conditions:

(a)	Participants employed by the Employer on the Anniversary Date who completed 1,000 or more Hours of Service for the Employer during the Plan Year (except as provided in Section 10.2);

(b)	Participants on an authorized leave of absence on the Anniversary Date; and

(c)	Participants who died, retired on or after Normal Retirement Age or came under a Disability during the Plan Year and while in the employment of the Employer.

          Notwithstanding the foregoing, a Participant who is included in one or more of the classifications of Section 3.1(b) on the Anniversary Date shall not receive an allocation of the Employer Contribution to the Plan for the Plan Year.

          To the extent necessary to satisfy Section 410 of the Code and regulations promulgated thereunder, the Employer shall make an additional allocation in accordance with Section 5.4 as follows:

(1)

first, to those Participants employed by the Employer on the Anniversary Date who failed to complete 1,000 Hours of Service during the Plan Year, beginning with the Participant with the greatest number of Hours of Service during such Plan Year;

(2)

next, to those Participants who had a Termination of Employment during the Plan Year other than for death, Disability, or retirement, beginning with the Participant with the fewest number of Hours of Service during such Plan Year.

If two or more Participants satisfy the criteria under either (1) or (2) above with the same number of Hours of Service, then all such Participants with the same number of Hours of Service shall receive an allocation.

          The foregoing corrective allocations shall not result in a reduced benefit accrual to any Participant and shall be effective for all purposes of the Plan and adopted and implemented on or before the 15th day of the tenth month after the close of the Plan Year in order to be taken into account for the preceding Plan Year.

          5.4     Method of Allocation of Contributions. The Employer Contribution shall be allocated to the account of each Participant eligible under the preceding Section, in the proportion equal to the ratio that the Compensation of that Participant during the Plan Year bears to the aggregate Compensation of all eligible Participants during the Plan Year. Compensation earned by an individual before becoming a Participant shall not be considered.

          Notwithstanding the foregoing, no portion of the assets of the Plan attributable to (or allocable in lieu of) Employer Securities acquired by the Plan in a sale to which Sections 1042 or 2057 of the Code applies may accrue (or be allocated) directly or indirectly under any plan of the Employer meeting the requirements of Section 401(a) of the Code:

(a)	during the Nonallocation Period, for the benefit of:

(i)

a Participant who makes an election under Section 1042(a) of the Code with respect to Employer Securities or any decedent if the executor of the estate of such decedent makes a qualified sale to which Section 2057 of the Code applies;

	(ii)	any individual who is related to the Participant or the decedent (within the meaning of Section 267(b) of the Code); or

(b)	the benefit of any other person who owns (after application of Section 318(a) of the Code) more than 25% of:

	(i)	any class of outstanding stock of the Employer which issued such Employer Securities or of any corporation which is a member of the same controlled group of corporations as the Employer; or

	(ii)	the total value of any class of outstanding stock of the Employer.

          The limitation of paragraph (a)(ii) above shall not apply to any individual if such individual is a lineal descendant of the Participant, and the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period does not exceed more than 5% of the Employer Securities (or amounts allocated in lieu thereof) held by the Plan which are attributable to the sale to the Plan by any person related to such descendants in a transaction to which Section 1042 of the Code applied.

          A person shall be treated as failing to meet the stock ownership limitation under paragraph (b) above if such person fails such limitation at any time during the one-year period ending on the date of sale of Employer Securities to the Plan, or on the date as of which Employer Securities are allocated to Participants in the Plan.

          If, after the Employer Contribution for a Plan Year has been made and allocated, it should appear that, through a mistake of fact, a Participant or Employee received an incorrect allocation, the amount of the mistaken contribution must be returned to the Employer within one year of the contribution.

          5.5     Allocation Does Not Vest. The fact that an allocation has been made as hereinbefore provided will not of itself operate to vest in a Participant any right, title or interest in the Trust. Vesting will be accomplished only at the times and on the contingencies hereinafter set forth.

          5.6     Valuation of Participant Accounts. As of each Valuation Date, but no less frequently than each Anniversary Date, the Employer shall take the following steps to determine the value of each Participant’s account:

(a)	charge the account of each Participant who has received a distribution since the last Valuation Date with any such distribution;

(b)	obtain from the Trustee the fair market value of the assets of the Trust Fund as of the Valuation Date;

(c)

allocate the earnings and losses obtained in (b) above to each Participant’s account in either the ratio that such account balance bears to all account balances or, if a share or unit accounting method is used, actual earnings and losses attributable to such shares or units held in each Participant’s account;

(d)

allocate the Employer Contribution actually made to the Trust since the last Valuation Date to the Participant accounts in the manner provided in this Article and add any Participant Contributions made by a Participant since the last Valuation Date to the Participant Contribution account.

If an accrual or balance-forward method of Participant accounting is used, the Employer may, on a uniform and consistent basis, allocate to the accounts of Participants all or a portion of Participant and Employer Contributions made to the Trust as of the last Valuation Date and add such amount to the amount obtained under (a) above and add the remaining balance of such contributions (if any) to Participant accounts under step (d) above to provide for an apportionment of earnings and losses on such contributions during such period.

          Notwithstanding the foregoing, the performance of any or all of the preceding functions may be delegated to the Trustee or other delegate if the Employer and such delegate agree.

          5.7     Limitations on Allocations.

(a)

If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, or a simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

(b)

Prior to determining the Participant’s Net Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(c)

As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant’s Net Compensation for the Limitation Year.

(d)

Any excess Annual Additions allocated to a Participant should be corrected through the Employee Plans Compliance Resolution System or such other correction method allowed by statute, regulations or regulatory authorities.

(e)

This paragraph (e) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, a Code Section 403(b) annuity contract treated as maintained by the Employer pursuant to Reg. §1.415-8(d)(2), or a simplified employee pension maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant’s account under this Plan for any such Limitation Year will not exceed the maximum permissible amount reduced by the Annual Additions credited to a Participant’s account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year. Prior to determining the Participant’s Net Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant in the manner described in paragraph (b). As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant’s Net Compensation for the Limitation Year. If reducing contributions and allocations under this Plan to prevent an excess Annual Addition under Section 415 of the Code conflicts with provisions of any other plan or plans of the Employer, the provisions of such other plan or plans shall govern.

(f)

If, pursuant to paragraph (e) or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

(g)

If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

	(1)	the total excess amount allocated as of such date, times

(2)

the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

Any excess amount attributed to this plan will be disposed in the manner described in paragraph (d) above.

(h)

For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in Reg. §1.415(c)-1(a)(2)(i) and without regard to whether the plan(s) have been terminated) ever maintained by the Employer and all defined contribution plans of a predecessor Employer (in the Limitation Year in which such predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan. The Annual Additions under a formerly affiliated plan (as defined in Reg. §1.415(f)-1(b)(2)(ii)) of the Employer are taken into account for purposes of applying the limitations of this section for the Limitation Year in which the cessation of affiliation took place. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to Reg. §1.415(f), are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the maximum permissible Annual Addition. If the Employer maintains a multiemployer plan, as defined in Section 414(f) of the Code, and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

(i)

Notwithstanding anything contained herein to the contrary, the Annual Addition that may be contributed or allocated to a Participant’s account under this Plan or any other defined contribution plan maintained by the Employer or any Affiliate for any Limitation Year shall not exceed the lesser of:

	(1)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

	(2)	100% of the Participant’s Net Compensation for the Limitation Year.

The Net Compensation limit referred to in (2) shall not apply to an individual medical benefit account (as defined in Section 415(l) of the Code; or a post-retirement medical benefits account for a Key Employee). If a Limitation Year consists of less than 12 months, the maximum Annual Addition shall not exceed the amounts listed above multiplied by the following fraction:

number of months in short Limitation Year
12

(j)

Notwithstanding the foregoing, if no more than one-third of the Employer Contribution for a Limitation Year is allocated to Highly Compensated Participants, then Employer Contributions applied to pay interest on an Exempt Loan and forfeitures of Employer Securities acquired through an Exempt Loan shall be disregarded in computing the Annual Addition.

ARTICLE 6

INVESTMENT IN EMPLOYER SECURITIES

          6.1     Borrowing from Disqualified Persons. The Trustee shall have full power and authority to borrow money, to assume indebtedness, extend mortgages, and encumber Plan assets by mortgage or pledge; provided, however, the following terms and conditions shall apply to all Exempt Loans:

(a)	The Trustee shall use the proceeds of the Exempt Loan within a reasonable time after receipt only for the following purposes:

	(i)	to acquire Employer Securities;

	(ii)	to pay such Exempt Loan; or

	(iii)	to pay a prior Exempt Loan.

(b)

An Exempt Loan shall be primarily for the benefit of Participants and their Beneficiaries. The interest rate of the Exempt Loan shall not be more than a reasonable rate of interest, and the interest rate for the Exempt Loan and the price of Employer Securities to be acquired with the Exempt Loan proceeds shall not be such that Plan assets might be drained off. The terms of the Exempt Loan shall, at the time the Exempt Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arms-length negotiations between independent parties.

(c)

Any collateral the Trustee pledges to the Exempt Loan lender shall consist only of the assets purchased with the borrowed funds and those assets the Trust used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(d)	The Exempt Loan shall be for a specific term and may not be payable at the demand of any person, except in the case of default.

(e)

The Exempt Loan lender shall have no recourse against the Plan and Trust under the Exempt Loan except with respect to such collateral given for the Loan, Employer Contributions (other than contributions of Employer Securities) that the Employer makes to the Trust to meet its obligations under the Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during the Plan Year shall not exceed an amount equal to the sum of Employer Contributions and earnings received during or prior to the Plan Year, less such payments in prior years. The Employer and the Trustee shall account separately for such contributions and earnings in the books of account of the Plan until the Exempt Loan is repaid.

(f)

In the event of default of the Exempt Loan, the value of Plan assets transferred in satisfaction of the Loan shall not exceed the amount of the default. If the lender is a Disqualified Person, the Loan shall provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Loan. For purposes of this Section, the making of a guarantee does not make a person a lender.

          6.2     Release of Encumbered Employer Securities. Employer Securities acquired by the Plan from proceeds of an Exempt Loan shall be added to and maintained in a suspense account and shall be treated as unallocated assets of the Plan. Any unrealized appreciation or depreciation of Employer Securities held in the suspense account shall not be credited or debited to Participant accounts.

          With respect to each Exempt Loan, the Trustee shall designate either of the following methods to determine the number of shares of Employer Securities acquired with such Exempt Loan to be released in each Plan Year during the term of such Exempt Loan:

(a)

For each Plan Year during the duration of the loan, the number of shares of Employer Securities released shall be determined solely with reference to principal payments, provided, however, that if this method is designated, (i) annual payments of principal and interest shall be paid at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the Exempt Loan shall not be renewed or extended beyond a 10-year term, including the original term of the Exempt Loan, and (iii) interest on the Exempt Loan shall be calculated and paid in accordance with standard amortization tables; or

(b)

For each Plan Year during the duration of the loan, the number of shares of Employer Securities released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

          If the collateral includes more than one class of Employer Securities, the number of shares of Employer Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. Shares of Employer Securities that are released from encumbrance pursuant to the foregoing provisions shall be treated as withdrawn from the suspense account at the time of such release. The withdrawn shares shall be allocated to the accounts of eligible Participants in the same manner as Employer Contributions are allocated under Section 5.4. The withdrawn shares shall be allocated on the basis of actual shares of Employer Securities, or dollar values expressed as shares of Employer Securities.

          Income earned with respect to Employer Securities in the suspense account shall be used, at the discretion of the Employer and to the extent permitted by law, to repay the Exempt Loan used to purchase such Employer Securities. Any income that is not so used must be allocated as income of the Plan.

          Notwithstanding the foregoing, upon the spin-off of a division, operating unit, or one or more Affiliates of the Employer into a separate corporation, the proceeds of the sale of any shares of such corporation which are held in the Suspense Account following such spin-off may be used to purchase additional shares of Employer Securities or to repay the Exempt Loan.

          6.3     Stock Dividends, Splits, Rights, Warrants, Options, and Other Reorganizations. Employer Securities received by the Trustee due to a stock split or dividend or as a result of a reorganization or other recapitalization shall be allocated in the same manner as the stock to which it is attributable has been allocated. In the event any rights, warrants, or options are issued with respect to Employer Securities, the Trustee shall exercise them to the extent that cash is then available and to the extent that such exercise is considered to be in the best interests of Participants. Any rights, warrants, or options on Employer Securities that are not exercised may be sold by the Trustee and the proceeds treated as a cash dividend received with respect to Employer Securities.

          6.4     Voting Rights. If the Employer Securities contributed to the Plan by the Employer or acquired by the Trustee are a Registration-Type Class of Employer Securities or are contributed or acquired in a transaction subject to Section 133 of the Code, then each Participant shall be entitled to direct the Trustee as to the manner in which Employer Securities allocated to the Participant’s account and entitled to vote are to be voted.

          If the Employer Securities are not a Registration-Type Class of Employer Securities, then each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which Employer Securities allocated to the Participant’s account are to be voted with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or similar transactions as the Secretary of the Treasury may prescribe in regulations.

          The procedure for voting Employer Securities shall be as follows:

(a)

With respect to Employer Securities to be voted by Participants, before any meeting of shareholders of the Employer, there shall be sent to each Participant a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the Employer Securities credited to the Participant’s account and which the Participant is entitled to vote. Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person. Upon receipt of such instructions, the Trustee shall vote the Employer Securities as instructed.

(b)	In the exercise of voting rights, allocated shares of Employer Securities held for the benefit of Participants who do not give timely voting instructions shall be voted by the Trustee.

With respect to all corporate matters upon which Participants are not entitled to vote as described above, the Employer shall direct the Trustee on how to vote Employer Securities. Employer Securities held in the suspense accounts described in Sections 5.7 or 6.2 shall be voted by the Trustee as directed by the Employer, provided that such directions are consistent with applicable law and the Trustee’s obligations under Section 12.1 of the Plan.

          6.5     Tender or Exchange Offers. In the event of the commencement of a tender or exchange offer (an “Offer”) for shares of Employer Securities, the Trustee shall determine whether to tender or exchange shares of Employer Securities held by the Plan, to the extent permitted under the terms of such Offer. Such determination by the Trustee pursuant to this Section shall apply to both allocated shares of Employer Securities and to Employer Securities held in the suspense accounts described in Sections 5.7 or 6.2, provided the Trustee’s actions are consistent with applicable law and the Trustee’s obligations under Section 12.1 of the Plan.

          Any securities received by the Trustee as a result of a tender or exchange of shares of Employer Securities shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan. If an Offer is limited so that all of the shares subject to tender or exchange cannot be sold or exchanged, the shares sold or exchanged shall be reduced pro rata in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares tendered or exchanged. Shares sold or exchanged shall be deemed to come first out of the shares allocated to Participants and only after all of those shares have been sold or exchanged, out of the suspense accounts.

          6.6     Diversification of Investment. Notwithstanding anything in the Plan to the contrary, each Qualified Participant may direct the Trustee as to the investment of 25% of the value of the Participant’s account balance attributable to Employer Securities within 90 days after the Anniversary Date of each Plan Year during the Participant’s Qualified Election Period. Within 90 days after the Anniversary Date of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Trustee as to the investment of 50% of the value of the Participant’s account balance attributable to Employer Securities. Such election shall be subject to the following:

(a)	The Participant’s direction shall be in writing and shall be effective no later than 180 days after the Anniversary Date of the Plan Year to which the direction applies.

(b)

The Trustee shall offer at least three investment options, other than Employer Securities, not inconsistent with regulations issued by the Secretary of the Treasury, into which investment of the Participant’s account can be directed either in this Plan or another qualified plan of the Employer.

(c)

If the Trustee does not offer such investment options or if the Trustee cannot diversify such account, the Trustee may elect to distribute to the Participant the portion of the account for which diversification was elected in cash or in Employer Securities. If Employer Securities are distributed, the put option provided in Section 6.8 shall apply.

(d)

The percentage of diversification elected shall be determined based on the value of the Participant’s account balance attributable to Employer Securities as of the Anniversary Date of the Plan Year to which the direction applies, less the value of any previous amount diversified in accordance with this Section.

          6.7     Restrictions on Buy-Sell Arrangements. Except as provided in this Article, no Employer Securities acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Plan, whether or not the Plan is then a leveraged employee stock ownership plan. Also, the Plan shall not be obligated to acquire Employer Securities from a particular security holder at an indefinite time determined upon the happening of any event.

          6.8     Put Option. If Employer Securities allocated to the account of a Participant are not readily tradable on an established market, each Participant or Beneficiary who receives a distribution of such Employer Securities from the Plan shall have the right to require that the Employer repurchase the Employer Securities for Value. This right shall be referred to as a “put option.” The put option granted hereunder shall be exercisable by the Participant or Beneficiary for a period of 60 days following the date of the distribution of the Employer Securities and, if the put option is not exercised within such 60-day period, for an additional period of 60 days commencing on the first day of the following Plan Year. The Employer may grant the Trust an option to assume the Employer’s rights and obligations to acquire Employer Securities under the put option provided above.

          If the Employer is a bank, as defined in Section 581 of the Code, which is prohibited by law from redeeming or purchasing Employer Securities, then a Participant may, in the discretion of the Employer, receive distribution in cash. If Employer Securities are distributed to the Participant instead of cash, then the terms of Section 6.11 shall apply.

          6.9     Right of First Refusal and Call Option. The Employer shall have the right to purchase Employer Securities distributed out of this Plan under the following conditions:

(a)

A Qualified Holder who desires to dispose of Employer Securities that are not readily tradable on an established securities market shall first offer to sell the Employer Securities to the Employer. In the case of a bona fide offer by a third party, the offer to the Employer shall be for the Value of the Employer Securities and subject to the terms and conditions of Section 6.10, unless the selling price and terms offered to the Participant by the third party are more favorable to the Participant, in which event the selling price and terms of the offer of the third party shall apply. The Employer shall give written notice to the offering Qualified Holder of its acceptance of the Qualified Holder’s offer within 14 days after the Qualified Holder has given written notice to the Employer, or the Employer’s rights hereunder shall lapse.

(b)

In the case of an Employer whose charter or bylaws restrict the ownership of substantially all outstanding Employer Securities to Employees or to a Trust described in Section 401(a) of the Code, or if the Employer is an S Corporation, the Employer shall have a right to require that any Employer Securities distributed to a Participant be resold to the Employer for Value. This right, referred to as a “call option” shall be exercised upon terms specified in Section 6.10.

          The Employer may grant the Trust an option to assume the Employer’s rights and obligations with respect to all or any part of the Employer Securities offered to the Employer under this Section.

          6.10     Exercise of Option. If a Participant receives a distribution in the form of Employer Securities that is subject to the put option provided in Section 6.8, or if the Employer or Trustee exercise the right of first refusal or call option under Section 6.9 to purchase a Qualified Holder’s Employer Securities, the following rules shall apply:

(a)

If the Participant or Beneficiary receives a Total Distribution, the purchaser shall, at its option, pay either the total purchase price or 20% of the total purchase price in cash at the closing. If an installment purchase is elected, the purchaser shall evidence the balance of the purchase price by executing a promissory note, delivered to the selling Qualified Holder at the closing. The purchaser shall provide adequate security for the unpaid amounts under the note. The note shall bear interest at a reasonable rate, and shall provide for not more than 5 equal annual installments with interest payable with each installment, the first installment being due and payable one year after the option is exercised. The note further shall provide for acceleration in the event of 30 days’ default of the payment on the interest or principal and shall grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty.

(b)

If the Participant or Beneficiary receives Employer Securities as part of an installment distribution, the Purchaser shall pay the total purchase price of the Employer Securities received in the installment distribution at the closing.

(c)

As used herein, “closing” shall mean the place, date, and time to which the selling Qualified Holder and the purchaser may agree for purposes of a sale and purchase under this Section, provided that such closing shall take place not later than 30 days after the exercise of the option.

          6.11     Substitute Offeree. If the Employer is prohibited by federal or State law or by a governing regulatory agency from buying or offering to buy Employer Securities, there shall be substituted for each reference in this Article to “Employer” the following: “an Affiliate or shareholder of the Employer (other than the Plan) that has a substantial net worth which is reasonably expected to remain substantial”; and the Employer shall be given the name or names of such person from time to time.

          6.12     Notice. A person shall have given notice permitted or required hereunder when such person deposits the notice in the United States mail, first class, postage prepaid, addressed to the person entitled to the notice at the address currently listed in the records of the Employer. Any person affected by this Article shall have the obligation of notifying the Employer of any change of address.

          6.13     Transfer Restriction. Except upon the prior written consent of the Employer and as long as Employer Securities are not readily tradable on an established securities market, no Qualified Holder shall sell, assign, give, pledge, encumber, transfer, or otherwise dispose of any Employer Securities acquired from this Plan without complying with the terms of Section 6.9. If a Qualified Holder pledges or encumbers any Employer Securities without the Employer’s prior written consent, any security holder’s rights with respect to such Employer Securities shall be subordinate and subject to the rights of the Employer.

          6.14     Rights Nonterminable. The rights and protections afforded by Sections 6.7, 6.8, 6.9 and 6.10 of this Article shall be nonterminable.

          6.15     Independent Appraisal. All determinations of Value of Employer Securities that are not readily tradable on an established securities market, with respect to activities carried on by the Plan, shall be made by an Independent Appraiser.

          6.16     Employer Securities of S Corporation. Notwithstanding Section 5.4, if the Plan holds Employer Securities consisting of stock in an S corporation, no portion of the assets of the Plan attributable to (or allocable in lieu of) such Employer Securities may, during a Nonallocation Year, accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Section 401(a) of the Code) for the benefit of any Disqualified Person pursuant to an Impermissible Accrual or an Impermissible Allocation. If the Plan fails to meet the foregoing requirements, the Plan shall be treated as having distributed to any Disqualified Person the amount of the prohibited allocation at the time of such allocation.

          In the case of a person who owns Synthetic Equity in the S corporation, except to the extent provided in regulations, the shares of stock in such corporation on which such Synthetic Equity is based shall be treated as outstanding stock in such corporation and Deemed-Owned Shares of such person if such treatment of Synthetic Equity of one or more such persons results in:

(1)	the treatment of any person as a Disqualified Person, or

(2)	the treatment of any year as a Nonallocation Year.

For purposes of this paragraph, Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Section 318(a) of the Code. If, without regard to this paragraph, a person is treated as a Disqualified Person or a year is treated as a Nonallocation Year, this paragraph shall not be construed to result in the person or year not being so treated.

(a)

Notwithstanding any other provision of this Plan, to the extent the Employer, Committee and/or the Trustee determine that this Section 6.16 requires action on the part of the Committee to prevent the Plan from experiencing a Nonallocation Year as a result of actions taken by the Employer, Committee or Trustee, including, but not limited to, the allocation of any portion of the Trust Fund to one or more Participants in any Plan Year, the Committee may, in its sole discretion, transfer a pro rata portion of the assets of any Participants’ account that will cause such Nonallocation Year to (a) any other retirement plan sponsored by the Employer that is qualified under Code Section 401(a); or (b) a newly formed “stock bonus plan” formed as part of this Plan that is authorized by the Employer and the Trustee as of, or prior to, the date of such transfer.

(b)

Notwithstanding any other provision of this Plan, the accounts held under any “stock bonus plan” formed pursuant to Section 6.16(a) shall be administered by the Committee and the Trustee in a manner consistent with the Plan’s provisions generally, provided, however, that such portion of the Plan shall at all times:

(i)	Not qualify under Section 4975(e)(7) of the Code or Reg. §54-4975-11(a)(5) as an employee stock ownership plan;

(ii)

Meet the definition of an “individual account plan” under Section 407(d)(3) of the Employee Retirement Income Security Act of 1974 and be permitted to invest in Employer Securities pursuant to Section 407(d)(5) of the Employee Retirement Income Security Act of 1974;

(iii)

Maintain an account for any Participant participating under this portion of the Plan and allocate all Employer Contributions to such accounts in a manner that complies with Section 401(a)(4) of the Code and the regulations thereunder;

(iv)	Be subject to unrelated business income tax pursuant to Section 512 of the Code to the extent of such portion of the Plan is invested in Employer Securities; and

(v)	Be identified as a separate portion of the Plan for all annual reporting and disclosure purposes required under the Code and the Employee Retirement Income Security Act of 1974.

          6.17     Effect of Code and Regulations Nonterminable. Notwithstanding the fact that this Plan ceases to be a leveraged employee stock ownership plan, Employer Securities acquired with the proceeds of an Exempt Loan shall continue, after the Trustee pays the Exempt Loan, to be subject to the provisions of Section 4975(e)(7) of the Code and Section 54.4975-7(b)(4)(10) and (12) of the Treasury Regulations, as the same may be amended from time to time.

ARTICLE 7

VESTING

          7.1     Vesting of Participant Contributions. A Participant shall have a fully vested and nonforfeitable interest in Participant Contributions allocated to the Participant’s account, and earnings thereon, at all times.

          7.2     Vesting of Employer Contributions.

(a)

A Participant shall have a fully vested and nonforfeitable interest in Employer Contributions allocated to the Participant’s account, and earnings thereon, upon the occurrence of any one of the following events:

(i)	attainment of the Participant’s Normal Retirement Age prior to or during employment with the Employer;

(ii)	Disability of the Participant occurring during employment with the Employer;

(iii)	death of the Participant occurring during employment with the Employer;

(iv)	termination or partial termination of the Plan or the Trust if the Participant’s rights or benefits under the Plan or Trust are affected by said termination or partial termination;

(v)	complete discontinuance of Employer Contributions to the Plan; or

(vi)

a Change in Control of the Employer. For purposes of this subsection (vi), “Change in Control” of the Employer shall mean a change in control which would be required to be reported in response to Item 5(f) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Employer is then subject to such reporting requirement and which does not arise from a transaction or series of transactions authorized, recommended or approved by formal action taken by the Board of Directors, as defined herein, including, without limitation, if any “person” (as such term is sued in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13(d)3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer’s then-outstanding securities, or if there ceases to be a majority of the Board of Directors, as defined herein, comprised of individuals described below.

For purposes of this subsection (vi), “Board of Directors” shall mean: (A) individuals who on the effective date hereof, constituted the Board of the Employer; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office immediately prior to a Change in Control.

(b)

Effective for a Participant who receives an allocation of Employer Contributions for the Plan Year beginning January 1, 2007 or any subsequent Plan Year, in addition to the rights under (a) above, such Participant shall have a vested and nonforfeitable interest in Employer Contributions allocated to the Participant’s account, and earnings thereon, based on the Participant’s Years of Service as determined in Section 7.3 in accordance with the following schedule:

Participant’s	Vested and Nonforfeitable
Years of Service	Percentage

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 or more years	100%

Participants whose Termination of Employment occurred on or before December 31, 2006 shall be subject to the vesting schedule in effect when the Termination of Employment occurred. A Participant whose Termination of Employment occurs during the Plan Year beginning January 1, 2007, but who is not eligible for an allocation of Employer Contributions for said Plan Year, shall be subject to the vesting schedule in effect prior to January 1, 2007.

Notwithstanding the foregoing effective date of the vesting schedule change, if there was an Exempt Loan outstanding on September 26, 2005, the change in vesting schedule described above will not apply to any Plan Year beginning before the earlier of the date on which the Exempt Loan (i) is fully repaid, or (ii) was, as of September 26, 2005, scheduled to be fully repaid.

(c)

Notwithstanding the vesting schedule set forth under (b) above, a Participant’s vested and nonforfeitable interest in Employer Contributions allocated to the Participant’s account and earnings thereon shall not be less than the vested and nonforfeitable interest attained by that Participant immediately prior to the later of the date of adoption or the effective date of any amendment to the vesting schedule under this Plan, and any such amendment shall apply only to Participants who are credited with an Hour of Service on or after the date on which such amendment becomes effective. In addition, a Participant’s vested and nonforfeitable interest shall not be reduced if the Plan becomes Top Heavy and later ceases to be Top Heavy.

Each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the Participant’s vested and nonforfeitable interest in such contributions computed under the Plan without regard to such change. The period during which the election may be made shall commence with the date the change is deemed to be made and shall end 60 days after the latest of:

	(i)	the date the amendment is adopted;

	(ii)	the date the amendment becomes effective; or

	(iii)	the date the Participant is issued written notice of the change by the Employer.

Notwithstanding the foregoing, for an amendment adopted after August 9, 2006, with respect to a Participant’s account attributable to Employer Contributions accrued as of the later of the adoption or the effective date of the amendment and earnings, the vested percentage of the Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

          7.3     Determination of Years of Service. An Employee shall be credited with one Year of Service for purposes of the preceding Section for each Plan Year during which the Employee performs 1,000 or more Hours of Service for the Employer and any Affiliate, in accordance with the following rules:

(a)	An Employee’s Years of Service prior to and after the Effective Date shall be counted.

(b)	An Employee’s Years of Service prior to and after the Plan Year in which the Employee attained age 18 shall be counted.

(c)

An Employee’s Years of Service performed after 5 consecutive one-year Breaks in Service shall not be considered in computing the vested and nonforfeitable percentage of the Employee’s account attributable to Employer Contributions made before the Employee’s initial Break in Service.

(d)

In the case of a nonvested Participant who has incurred a Break in Service, and subsequently performs Years of Service for the Employer, such a Participant’s Years of Service with the Employer prior to the Break in Service shall be considered in computing the vested and nonforfeitable percentage of the Participant’s account attributable to Employer Contributions made after the Break in Service unless the Participant’s consecutive one-year Breaks in Service equal or exceed the greater of 5 or the aggregate number of the Participant’s Years of Service preceding the initial Break in Service. If any Years of Service are not required to be taken into account by reason of Breaks in Service under the preceding sentences, such Years of Service shall not be taken into account thereafter.

(e)

A Leased Employee shall be credited with Years of Service for vesting beginning on the date the Leased Employee first performed services for the Employer even if such individual is not eligible to participate in the Plan.

(f)	If the Employer maintains the Plan for a predecessor employer, service with such employer shall be treated as service for the Employer.

(g)

Years of Service with MiLAN Technology Inc. prior to March 25, 2002 will be treated as service for the Employer. Years of Service with Image Systems Corporation prior to March 24, 2004 shall be treated as service for the Employer.

          7.4     Forfeitures and Restoration of Nonvested Amounts. The nonvested portion of a Participant’s account shall be considered a forfeiture as of the end of the Plan Year in which the Participant incurs 5 consecutive one-year Breaks in Service, or upon an actual or deemed distribution of benefits under Section 8.5, if earlier. Employer Securities allocated to a Participant’s account shall be forfeited only after other account assets, and if more than one class of Employer Securities are allocated to the account, each such class shall be forfeited in equal proportions. Such forfeitures shall be allocated as of the Anniversary Date of the Plan Year in which the forfeiture occurs. The forfeited amounts shall be first used to restore amounts forfeited by rehired Participants as described in the following paragraph, then, at the Employer’s discretion, used to pay any administrative expenses of the Plan as described in Section 13.2(o), and then added to the Employer Contribution for such Plan Year for allocation among Participants pursuant to Section 5.4.

          If a Participant receives a distribution pursuant to Section 8.5 which is less than the value of the Participant’s account balance derived from Employer Contributions and resumes employment covered under this Plan, the Participant’s account balance derived from Employer Contributions will be restored to the amount on the date of distribution, without interest, if the Participant repays to the Plan the full amount of the distribution on or before the earlier of the following dates:

(a)	the date by which the Participant incurs 5 consecutive one-year Breaks in Service following the date of distribution; or

(b)	the date which is 5 years after the first date the Participant is subsequently reemployed.

          If the amount to be restored to the Participant’s account under the preceding sentence has been previously reallocated as provided in this Section, such amount shall be obtained, first, from other forfeitures, and next, from an additional Employer Contribution. If a Participant who received a distribution later becomes eligible to receive a distribution of the restored Employer Contribution before the Participant is fully vested, the vested percentage of the Participant’s account upon a subsequent distribution shall be an amount “X” determined under the formula: X=P(AB+D)-D. For purposes of applying the formula, P is the Participant’s vested percentage as of the time the formula is being applied; AB is the balance of the account attributable to Employer Contributions at that time; and D is the amount of Employer Contributions previously distributed to the Participant. The Employer shall maintain the records necessary to apply such formula.

ARTICLE 8

PAYMENTS OF BENEFITS

          8.1     Notice. The Employer shall furnish each Distributee with a written statement of the terms, conditions and forms of payment from the Trust.

          8.2     Amount of Benefits and Valuation. Benefits under the Plan shall be paid solely from the Trust Fund and the amount payable to a Participant shall equal the fair market value of the vested portion of the Participant’s account as of the Valuation Date described in Section 8.5.

          8.3     Mode of Payment. Distribution of a Participant’s account shall be made to a Participant under one of the following modes of settlement which shall be selected by the Participant, or the Participant’s designated Beneficiary if the Participant dies before commencement of benefits:

(a)	By payment in a single lump sum.

(b)

By payment in the form of annual or more frequent installments as may be conveniently determined. Installments shall be payable over a period that does not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s Beneficiary, subject to the Employer setting limitations on the number of years over which benefits may be paid in the event installments would be less than $100 per month.

          In all events, the amount of each distribution shall not be less than the amount required to be distributed under Article 9.

          Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          If distribution of the Participant’s Beneficial Interest has commenced and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect at the date of the Participant’s death.

          The decision of the Participant as to the mode of settlement shall be final and the Employer shall not be liable to the recipient (or to any heir, Beneficiary, or representative of the Participant, or of the recipient if other than the Participant) for such decision notwithstanding the fact that another mode of settlement would have resulted in a greater benefit.

          Notwithstanding any provision in this Plan to the contrary, investment elections, changes or transfers, withdrawals decisions, and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.

          8.4     Medium of Payment. Except as otherwise provided in this Section, distribution of a Participant’s Beneficial Interest from the Plan shall be made in the form of full shares of Employer Securities and cash for fractional shares, subject to the rights of the Employer under Article 6. If more than one class of Employer Securities are allocated to the Participant’s account, each such class shall be distributed in equal proportions. To the extent that the Participant’s account has been diversified in accordance with Section 6.6, such Participant shall not receive benefits in the form of Employer Securities. All certificates of Employer Securities (other than a Registration-Type Class of Employer Securities) distributed under the Plan and subject to transfer limitations shall be endorsed as follows:

“Notice is hereby given that the sale, transfer, or other disposition of the shares of capital stock represented by this certificate is subject to certain restrictions set forth in Article 6 of the Communications Systems, Inc. Employee Stock Ownership Plan and Trust; copies of the Plan and Trust are on file at Communications Systems, Inc.”

          If the Distributee so requests, distribution of the Participant’s Beneficial Interest shall be in cash, provided that the Trustee determines, in its discretion, that sufficient cash is available to make all cash distributions then required by the terms of the Plan or as requested by Distributees, and to meet all liabilities under any Exempt Loans for the next 12 months which are not provided for by Employer Contributions or otherwise. Notwithstanding the foregoing, and except as provided in Section 6.9(b), the Employer may make distributions only in the form of cash:

(a)	to the extent that the Employer has elected S corporation status;

(b)	if the Employer’s articles or bylaws restrict substantial ownership of Employer Securities to Employees or this Trust; or

(c)

if the Plan is terminated in connection with a merger or sale of all (or substantially all) the Employer Securities of the Employer, resulting in the Plan ceasing to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

          8.5      Time for Payment. The Employer shall authorize the payment of benefits from the Plan to a Distributee to be made or begin as soon as administratively feasible following the Participant’s Termination of Employment and the Employer’s receipt of the Distributee’s distribution request.

          Unless the Participant elects a later commencement date, no payment of benefits shall be made or begin later than 60 days after the close of the Plan Year in which the later of the following events occurs:

(a)	the Participant’s Normal Retirement Age; or

(b)	the Participant’s Termination of Employment with the Employer.

In no event shall the distribution be made or begin later than the Participant’s Required Beginning Date.

          If a Participant has a Termination of Employment, and the value of the Participant’s vested account balance (including both Participant and Employer Contributions) is not greater than $1,000 ($5,000 prior to March 28, 2005), the Employer shall authorize the distribution of the vested portion of such account balance prior to the Participant’s attainment of age 62 or Normal Retirement Age, whichever is later, without the consent of the Participant. A Participant with an Employer Contribution account that is 0% vested shall be deemed to have received a distribution under this paragraph upon Termination of Employment. For purposes of determining whether a Participant’s vested account balance is $1,000 or less, the value of a Participant’s nonforfeitable account balance shall include that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

          If a Participant has a Termination of Employment, and the value of the Participant’s vested account balance (including both Participant and Employer Contributions) exceeds $1,000 ($5,000 prior to March 28, 2005), the Employer shall authorize the distribution of the vested portion of such account balance prior to the Participant’s attainment of age 62 or Normal Retirement Age, whichever is later, only with the written consent of the Participant, and when required, the Participant’s spouse. Prior to receiving the Participant’s consent, the Employer shall notify the Participant and the Participant’s spouse, if required, of the right to defer any distribution and of the optional forms of benefit available under the Plan. Such notification shall be furnished not less than 30 days nor more than 180 days prior to the day on which a distribution is made or first begins. No distribution shall be made until 30 days after such notice is given unless the Participant and the Participant’s spouse, if required, consent to an earlier distribution.

          If a Participant dies before the distribution of the Participant’s Beneficial Interest has been made, distribution shall be made pursuant to Section 9.7(b).

          8.6     Undistributed Accounts. At such time as the Employer may determine in writing, the account of a Participant who has had a Termination of Employment shall be invested in assets of the Trust other than Employer Securities as of the Anniversary Date following the Participant’s Termination of Employment. Such investments may include bank savings accounts, certificates of deposits, common stocks, preferred stocks, bonds, notes, debentures, mutual funds, and other property, real or personal, provided such investments do not violate applicable law, and subject to the availability of cash in the Plan to permit such investments.

          8.7     S Corporation Distributions. With respect to an Employer that is an S Corporation, distributions on shares of Employer Securities shall be applied and allocated as follows:

(a)

To the extent permitted by applicable law or as otherwise provided in subsection (b), S Corporation distributions from the Employer on Employer Securities (whether held in the suspense account under Section 6.2 or allocated to Participant accounts) may, in the Employer’s discretion, be:

	(i)	used to provide for the diversification of Employer Securities in accordance with Sections 6.6 or 8.6 or;

	(ii)	used to provide for distributions in accordance with Section 8.4.

(b)

S Corporation distributions on Employer Securities acquired with the proceeds of an Exempt Loan may, in the Employer’s discretion, be used to pay current obligations on an Exempt Loan or allocated as provided in Section 8.4(a) above.

(c)

To the extent distributions on Employer Securities that are held in the suspense account under Section 6.2 used to pay an Exempt Loan, such amounts shall be allocated in accordance with Sections 6.2 and to the extent such distributions are not used to pay down the Exempt Loan, shall be allocated to each Participant’s Employer Contribution accounts in the same proportions as Employer Contributions are or would be allocated for the Plan Year among eligible Participants in accordance with Section 5.4.

(d)

To the extent distributions on Employer Securities that are allocated to Participants’ Employer Contribution accounts are used to repay an Exempt Loan as provided in Section 8.4(b), shares released from the suspense account under Section 6.2 shall be allocated to Participants’ Employer Contribution accounts as follows:

(i)

first, shares of Employer Securities with a Value equal to the distributions with respect to the shares of Employer Securities allocated to Participants’ Employer Contribution accounts shall be allocated among and credited to the Employer Contribution accounts of such Participants, pro rata, according to the number of shares of Employer Securities held in such accounts on the distribution date;

(ii)

then any remaining shares of Employer Securities released from the suspense account shall be allocated among and credited to the Employer Contribution accounts of eligible Participants in accordance with Section 5.4.

          8.8     C Corporation Dividends. With respect to Employer Securities of an Employer that is a C corporation, dividends paid with respect to such Employer Securities held by the Plan in the suspense account under Section 6.2 may, in the Employer’s discretion, be used to repay an Exempt Loan. Such C corporation dividends, and dividends paid with respect to Employer Securities allocated to Participant accounts may, in the Employer’s discretion, be:

(a)	allocated to and retained in Participant accounts;

(b)	distributed to Participants in cash directly by the Employer;

(c)	paid to the Plan and distributed therefrom to Participants no later than 90 days after the close of the Plan Year in which paid;

(d)	at the election of the Participant or Beneficiary:

(i) paid as provided in (a) or (b) above, or

(ii) paid to the Plan and reinvested in Employer Securities; or

(e)	used to repay an Exempt Loan.

          The distribution or allocation of C corporation dividends with respect to Employer Securities held in the suspense account shall be made to Participants or their accounts in the same proportions as Employer Contributions are or would be allocated for the Plan Year among eligible Participants in accordance with Section 5.4. However, dividends held by the Plan for a 2-year period or longer shall be distributed in accordance with Section 8.4; dividends held by the Plan for a lesser period may be distributed in cash. When C corporation dividends of Employer Securities allocated to Participants’ Employer Contribution accounts are used to repay an Exempt Loan, shares released from the suspense account shall be allocated to Participants’ Employer Contribution accounts as follows:

(x)

first, shares of Employer Securities with a fair market value at least equal to such dividends paid with respect to the shares of Employer Securities allocated to the Participants’ Employer Contribution accounts shall be allocated among and credited to the Employer Contribution accounts of such Participants, pro rata, according to the number of shares of Employer Securities held in such accounts on such dividend declaration date;

(y)

then any remaining shares of Employer Securities released from the suspense account shall be allocated among and credited to the Employer Contribution accounts of eligible Participants in accordance with Section 5.4.

          8.9     Unclaimed Accounts. In the event the Employer is unable with reasonable effort to locate a Participant or Beneficiary entitled to a distribution under the Plan, the accounts distributable to such Participant or Beneficiary shall be forfeited and will be reallocated in the same manner as described in Section 7.4. A forfeiture under this paragraph shall occur no earlier than six (6) months after the Employer’s efforts to locate such Participant or Beneficiary began or, if later, the earliest date applicable Treasury regulations would permit the forfeiture.

          If a Participant or Beneficiary whose account has been forfeited pursuant to this Section 8.9 makes a claim, at any time, for the forfeited account, such forfeited account shall be restored, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. Such restoration shall be made during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of forfeitures the Employer otherwise would allocate for the Plan Year, then from an additional amount the Employer contributes to make the required restoration.

          8.10     Facility of Payment. In case of incompetency of a Participant or Beneficiary entitled to receive any distribution under the Plan, and if the Trustee shall be advised of the existence of such condition, the Trustee shall direct distribution to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having legal authority under state law for the care and control of such recipient. Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer, the Trustee, and the Trust Fund.

ARTICLE 9

MINIMUM DISTRIBUTION REQUIREMENTS

          9.1     Effective Date. The provisions of this Article 9 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          9.2     Precedence. The requirements of this Article 9 will take precedence over any inconsistent provisions of the Plan.

          9.3     Requirements of Treasury Regulations Incorporated. All distributions required under this Article 9 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code and the minimum incidental benefit requirement of Section 401(a)(9)(G) of the Code.

          9.4     Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)

If there is no Designated Beneficiary as of December 31 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.4(b), other than Section 9.4(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 9.4(b) and Section 9.7, unless Section 9.4(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 9.4(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.4(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.4(b)(1), the date distributions are considered to begin is the date distributions actually commence.

          9.5     Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.6 and 9.7. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

          9.6     Required Minimum Distributions During Participant’s Lifetime.

(a)

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)

the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)

if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.6 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

          9.7     Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(1)

If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

		(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of December 31 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(1)

If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 9.7(a).

(2)

If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of December 31 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)

If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.4(b)(1), this Section 9.7(b) will apply as if the surviving spouse were the Participant.

9.8	Definitions.

(a)

Designated Beneficiary. The individual who is designated as the Beneficiary under Section 3.2 and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, of the Treasury regulations.

(b)

Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.4(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)

Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

          9.9      Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 9.4(b) and 9.7(b) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9.4(b), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this Section, distributions will be made in accordance with Sections 9.4(b) and 9.7(b).

ARTICLE 10

TOP HEAVY PROVISIONS

          10.1     Preemption. Notwithstanding any provision of the Plan to the contrary, the provisions of this Article shall govern in the event that the Plan is Top Heavy as of a Determination Date.

          10.2     Minimum Contribution. Employer Contributions and forfeitures under this Plan (or any other defined contribution plan maintained by the Employer or an Affiliate) for any Plan Year during which the Plan is Top Heavy shall not be less than 3% of the Net Compensation of each Participant employed on the Anniversary Date who is a Non-Key Employee whether or not the Participant completed 1,000 or more Hours of Service during the Plan Year. Employer Contributions for purposes of this Section 10.2 shall also include matching contributions subject to Section 401(m) of the Code made under any other defined contribution plan maintained by the Employer or an Affiliate. However, if the largest percentage of Employer Contributions and forfeitures allocated to any Key Employee is less than 3% of the maximum amount permitted under Section 401(a)(17) of the Code of such Key Employee’s Net Compensation for the Plan Year, then the minimum percentage of Net Compensation that shall be provided for any Non-Key Employee for a Plan Year is the largest percentage of the maximum amount permitted under Section 401(a)(17) of the Code of Net Compensation allocated on behalf of any Key Employee for that Plan Year. Any salary deferral under a qualified cash or deferred arrangement in a plan maintained by the Employer or an Affiliate shall be deemed to be Employer Contributions for purposes of determining the percentage of contributions for Key Employees under this Section. When the Employer or an Affiliate maintains more than one defined contribution plan, any required minimum contribution shall be made in the defined contribution plans in the following sequence:

(i)	all employee stock ownership plans,

(ii)	all profit sharing and stock bonus plans containing cash or deferred arrangements,

(iii)	all money purchase pension plans other than money purchase pension plans that are part of employee stock ownership plans,

(iv)	all profit sharing and stock bonus plans other than profit sharing and stock bonus plans containing cash or deferred arrangements and employee stock ownership plans.

If the Employer or an Affiliate maintains two (2) or more plans in the same category, any required minimum contribution shall be made to the plans in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan. If a Participant is also covered by a defined benefit plan maintained by the Employer or an Affiliate, then for each Plan Year this Plan is Top Heavy the Participant shall receive an allocation of Employer contributions and forfeitures under the defined contribution plan described in the preceding sentence equal to 5% of Net Compensation, in lieu of both the foregoing minimum contributions and any minimum benefit requirements under the defined benefit plan.

          10.3     Minimum Vesting. If the Plan is Top Heavy, a Participant shall have a vested and nonforfeitable interest in Employer Contributions allocated to the Participant’s account, and income thereon, in accordance with the schedule that is provided in the Plan, but which is not less favorable to the Participant than the following:

Participant’s	Vested and Nonforfeitable
Years of Service	Percentage

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 or more years	100%

For purposes of this Section, Years of Service shall be determined in accordance with the general vesting provisions of the Plan.

ARTICLE 11

CLAIMS PROCEDURE

          11.1     Claims for Benefits. A Participant or Beneficiary may make a claim for Plan benefits, if the Employer has not initiated such process, by filing a written request with the Employer on a form to be furnished for such purpose. The Participant or Beneficiary shall also furnish such additional information as may be reasonably necessary to establish a right to a benefit under the Plan. If a claim is incomplete, the Employer shall provide a notice to the Participant or Beneficiary as soon as administratively feasible, but in no event later than required by law or regulation.

          11.2     Denial of Benefits. If a claim for benefits is wholly or partially denied, the Employer shall furnish to the claimant a notice of the decision, meeting the requirements stated below within 90 days after receipt of the claim by the Plan (45 days if the claim involves a determination of Disability). If special circumstances require more than 90 days to process the claim, this period may be extended for up to an additional 90 days (with an additional extension of 30 days if special circumstances exist) by giving written notice to the claimant before the end of the initial 90-day period, stating the special circumstances requiring the extension and the date by which a decision is expected. If the claim involves a determination of Disability and special circumstances require more than 45 days to process the claim, this period may be extended for up to an additional 30 days (with an additional extension of 30 days if special circumstances exist) by giving written notice to the claimant before the end of the initial 45-day period, stating the special circumstances requiring the extension and the date by which a decision is expected. In the case of any extension involving a claim of Disability, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant will be given at least 45 days within which to provide the specified information. In all cases, failure to provide a notice of decision in the time specified shall constitute a denial of the claim, and the claimant shall be entitled to require a review of the denial under the review procedures specified below.

          The notice to be provided to every claimant who is denied a claim for benefits shall be in writing and shall set forth in a manner calculated to be understood by the claimant, the following:

(a)	the specified reason or reasons for the denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)	an explanation of the Plan’s claim review procedure describing the steps to be taken by a claimant who wishes to submit a claim for review;

(e)	a statement describing the claimant’s right to initiate a lawsuit under Section 502(a) of the Employee Retirement Income Security Act of 1974 if the appeal is unfavorable to the claimant; and

(f)

for any denial of a claim involving Disability where the Employer relied upon an internal rule, guideline, protocol, or other similar criterion in making the adverse determination, the notice shall set forth the specific rule, guideline, protocol, or other similar criterion or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and a statement that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request. If the adverse benefit determination is based on a medical judgment, the notice also shall set forth an explanation of the scientific or clinical judgment for the determination, applying the Plan’s terms to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

          11.3    Review Procedure. The purpose of the review procedure set forth herein is to provide a procedure by which a claimant may have a reasonable opportunity to appeal a denial of a claim to the Employer for a full and fair review. To accomplish that purpose, the claimant or duly authorized representative:

(a)	may request a review upon written application to the Employer;

(b)	may review pertinent Plan documents; and

(c)	may submit issues and comments in writing.

A claimant (or duly authorized representative) shall request a review by filing a written application for review with the Employer at any time within 60 days after receipt by the claimant of written notice of the denial of the claim (180 days if the denial involves a claim based on Disability).

          If the denial involved a claim based on Disability, the review of the Employer’s initial adverse benefit determination shall not afford deference to such determination and shall be conducted by a fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination nor a subordinate of that individual. In deciding an appeal of any initial adverse benefit determination that is based, in whole or in part, on a medical judgment, the fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The medical or vocational experts whose advice was obtained on behalf of the Employer in connection with its adverse benefit determination shall be identified to the claimant or the claimant’s authorized representative, regardless of whether the Employer relied upon the advice in making the benefit determination. The health care professional whom the fiduciary consults in making his review of the Employer’s initial adverse benefit determination shall be an individual who is neither an individual whom the Employer consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

          11.4    Decision on Review. The decision on review of a denied claim shall be made in the following manner:

(a)

The decision on review shall be made by the Employer, which may hold a hearing on the denied claim. The Employer shall make its decision promptly, which shall ordinarily be not later than 60 days (45 days if the denial involved a claim based on Disability) after the Employer’s receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing. In that case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time is required due to special circumstances, written notice of the extension shall be furnished to the claimant prior to the time the extension commences.

(b)

The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

(c)	In the case of a decision on review upholding the Employer’s initial denial of a claim based on Disability, the fiduciary’s notice of its decision on review shall set forth the following information:

(i)

If the adverse benefit determination is based on a medical judgment, the notice also shall set forth and explanation of the scientific or clinical judgment for the determination, applying the Plan’s terms to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(ii)

In addition, the notice shall include the following statement: “You and your Plan may have other voluntary alternatives dispute resolution of terms, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office and your State insurance regulatory agency.”

(d)	In the event the decision on review is not furnished to the claimant within the time required, the claim shall be deemed denied on review.

ARTICLE 12

ADMINISTRATIVE COMMITTEE

          12.1    Appointment. The Employer, in its capacity as named fiduciary of the Plan, may appoint a separate Administrative Committee of one or more members to perform the functions of the Employer under the Plan, in which event the following provisions will apply. Such a Committee may be designated as the administrator of the Plan. In the absence of such appointment, the Employer shall be the administrator of the Plan.

          12.2    Resignation and Termination. A member of the Committee may resign at any time by notifying the Employer in writing. The Employer may terminate a member of the Committee at any time by notifying the member in writing.

          12.3    Chairman and Agents. If there is more than one member, the Committee shall elect a chairman who shall be one of the members of the Committee. The Committee may authorize one or more of its members or any agent to execute or deliver any instrument on behalf of the Committee, including directions to the Trustee as to the disbursement of the Trust.

          12.4    Meetings. The Committee shall hold such meetings upon such notice and at such place or places and at such time or times as it may from time to time determine. A majority of members then serving on the Committee shall constitute a quorum for the conduct of business and the affirmative vote of a majority of the members present at any meeting shall be necessary to approve action taken at the meeting. Action by the Committee may be taken without a formal meeting by the written authorization of all the members thereof.

          12.5    Records. The Committee shall keep all records appropriate for the performance of its powers and duties under the Plan and may keep appropriate written records of its meetings.

          12.6    Powers. The Committee shall have full power and authority to do each and every act and thing which it is specifically required or permitted to do under the provisions of the Plan and in addition thereto shall have the following discretionary powers and duties in connection with the administration of the Plan:

(a)	to adopt from time to time such bylaws, procedures and forms as the Committee considers appropriate in the operation and administration of the Plan and Trust;

(b)

to determine vested amounts in individual cases and to direct the Trustee as to the distribution of benefits and as to the payment of other amounts payable from the Trust in accordance with the provisions of the Plan;

(c)	to establish rules and procedures needed for its administration of the Plan;

(d)	to receive information and review copies of all records of Participant Contributions and Employer Contributions and Trust accountings;

(e)	to pay all reasonable and necessary expenses of the Plan from the assets of the Trust to the extent that they are not paid by the Employer;

(f)	to exercise general administration of the Plan except to the extent responsibilities are expressly conferred on others;

(g)	to be the designated agent of the Plan for the service of legal process, or to designate the Employer or some other individual or committee to be the designated agent for the service of legal process;

(h)	to establish a funding policy and communicate this policy to the Trustee;

(i)	to approve or deny claims for Plan benefits made by Participants and Beneficiaries;

(j)	to review appeals made by Participants or Beneficiaries (“claimants”) who have had their claims for benefits under the Plan denied in whole or in part;

(k)

in determining whether claimants are entitled to benefits under this Plan or in accordance with paragraphs (i) and (j) above, the Committee shall rely first, on official Employer records; second, on questionnaires completed by Participants if such questionnaires are provided to Participants by the Committee; and third, on such other proof as appears appropriate to the Committee in a given case. However, in resolving disputes which arise as to facts which must be established in reaching said decisions, the Committee shall rely on the source or sources that it considers to provide the best evidence of the facts in question;

(l)	to determine conclusively for all parties all questions arising in the interpretation or administration of the Plan;

(m)	to employ a qualified investment manager to manage all or part of the Plan assets if that is deemed to be in the interests of the Plan’s Participants and Beneficiaries by the Committee;

(n)

to allocate fiduciary duties and responsibilities (other than Trustee responsibilities) among members of the Committee or other named fiduciaries appointed by the Committee to act in such capacity and to designate persons other than named fiduciaries to carry out fiduciary responsibilities (other than Trustee responsibilities) under the Plan to the extent that it is deemed advisable by the Committee. For purposes of this subparagraph, Trustee responsibility shall mean any responsibility provided in the Trust to manage or control the assets of the Plan, other than power of the Committee to appoint an investment manager in accordance with Section 402(c)(3) of the Employee Retirement Income Security Act of 1974. Before the Committee delegates any duties or responsibilities as provided herein, it must first obtain approval for such delegation from the Board of Directors of the Employer. The Committee shall periodically review the performance of any person to whom it has delegated such responsibilities. It is intended under this Plan and Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust, and shall not be responsible for any act or failure to act of another fiduciary.

          12.7    Compensation. No member of the Committee shall receive any compensation from the Trust for services provided.

          12.8    Indemnity. The Employer shall indemnify each member of the Committee against any and all claims, loss, damages, expenses (including counsel fees approved by the Committee), and liability (including any amounts paid in settlement with the Committee’s approval) arising from any loss or damage or depreciation which may result in connection with the execution of the Committee’s duties or the exercise of the Committee’s discretion or from any other action or failure to act hereunder, except when the same is judicially determined to be due to gross negligence or willful misconduct of such member.

          12.9    Powers Denied. No action of the Committee shall:

(a)	alter the amount of contributions otherwise payable to the Plan;

(b)

cause the Plan and Trust to fail to qualify under Sections 401(a) and 501(a) of the Code, or cause any portion of Employer Contributions to the Plan to fail to be deductible by the Employer under Section 404(a) of the Code;

(c)	increase the duties or liabilities of the Trustee without its written consent; or

(d)	cause the funds contributed to this Trust or the assets of this Trust to ever revert to or be used or enjoyed by the Employer, except as provided in this Plan.

          12.10     Action When There is a Vacancy. If at any time there should be a vacancy on the Committee, then pending the appointment of a successor to fill such vacancy, the remaining members shall have the power to act on behalf of the Committee, provided, however, that whenever there are less than 3 members, the action must be taken by unanimous vote.

          12.11     Settlement of Claims. The Committee shall have the power to accept, compromise, arbitrate, or otherwise settle any obligation, liability or claim, but it shall not be obligated to do so unless, in its sole judgment, it is in the interest of the Plan or Trust to do so.

          12.12     Discretionary Powers. Whenever in this Plan and Trust discretionary powers are given to the Committee, it shall have absolute discretion, and its decision shall be binding upon all persons affected thereby. The Committee shall exercise its discretion in a nondiscriminatory manner.

          12.13     Employment of Professionals and Assistants. The Committee shall have the power:

(a)	to secure such legal, medical, and actuarial advice or assistance as it deems necessary or desirable in carrying out the provisions of the Plan;

(b)	to appoint or employ such other advisors or assistants as it deems necessary or desirable to carry out its duties.

The Committee shall have full discretion to employ any person or firm that it deems qualified to supply any of the required services set forth above; provided, however, that the person or firm so employed shall be independent of the control of the Employer and, where required, shall have all necessary licenses to practice their profession.

          12.14     Bond. To the extent not exempted by law or regulation, the Employer shall obtain a fidelity bond that shall cover every Employee who is a fiduciary of the Plan and every Employee who handles funds or other property of the Plan (“Plan official”). Each fiduciary and Plan official shall be bonded in an amount which is not less than the greater of 10% of the assets of the Plan or $1,000, provided, however, that bonding in excess of $1,000,000 (or $500,000 if the Plan holds no Employer Securities) shall not be required. Said bond will insure the Plan against loss by reason of acts of fraud or dishonesty on the part of every fiduciary and Plan official, directly or through connivance with others.

ARTICLE 13

TRUSTEE

          13.1     Duty and Liability of Trustee. The Trustee shall discharge its duties with respect to this Plan solely in the interests of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Trustee shall have generally all of the powers of owners with respect to securities or properties held in the Trust Fund, but shall not be liable for any losses incurred upon investments, except to the extent such Trustee failed to diversify the investments of the Plan so as to minimize the risk of large losses (unless under the circumstances it is clearly prudent not to do so), or failed to manage the investments of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except to the extent such duties may be expressly allocated to the Trustee, the Trustee in its capacity as such shall have no authority or responsibility with respect to the operation and administration of the Plan.

          13.2     General Scope of Powers. The Trustee shall have all powers necessary for the performance of its duties. In extension, but not in limitation of the rights, powers and discretions conferred upon the Trustee by virtue of any statute or rule of law, or conferred upon the Trustee by other provisions of this Plan and Trust, the Trustee shall have and may exercise from time to time in the administration of the Trust herein created and for the purpose of distribution after the termination thereof and for the purpose of distributing any matured Beneficial Interest after the maturity thereof, and without order or license of any court, any one or more of the following rights, powers and discretions:

(a)	To Purchase Employer Securities. To purchase Employer Securities with cash contributed to the Plan and to make other investments of funds in accordance with this Article.

(b)

To Pay Costs of Purchase. To pay for brokerage commissions, taxes, and other charges and expenses incurred in connection with the purchase of Employer Securities and add such items to the cost thereof.

(c)

To Carry Securities in Nominee Form. To purchase, hold and carry investments for the Trust Fund including Employer Securities in the name of the Trustee, or in the name of any nominee or nominees selected by the Trustee, without Trust designation in any said case, and to invest funds of the Trust in deposits, including savings accounts, savings certificates, and similar interest-bearing instruments or accounts in itself or its affiliates, provided that such deposits bear a reasonable rate of interest.

(d)

To Determine Beneficial Interests. To compute and determine, in a fair and nondiscriminatory way, the interest of Participants and Beneficiaries in the Trust Fund in the event of a termination of the Trust, or in the event of the maturity of the Beneficial Interests or for any other purpose, and any such computation or determination made in good faith shall be binding and conclusive upon all parties to this Plan and Trust and upon all persons interested or who may become interested in the Trust Fund.

(e)	To Vote Employer Securities. To exercise voting rights with respect to Employer Securities in accordance with the provisions of Section 6.4.

(f)

To Exercise Powers of Owners in Cases of Reorganization, Merger and the Like. To institute, participate and join in any plan of reorganization or readjustment or merger or consolidation of any corporation, the securities of which are held by the Trust Fund, or to use any other means of protecting or dealing with any investments of the Trust Fund, and in general, to exercise each and every other power or right with respect to each investment of the Trust Fund as individuals generally have and enjoy with respect to their own investments and securities, including the power to give proxies, with or without power of substitution or revocation, and to deposit securities with any protective committee or with a trustee or with depositories designated by any such committee or by any such trustee or by any court.

(g)

To Segregate Funds for Proper Purposes. To segregate any parts or portion of the Trust Fund for the purposes of administration thereof, or for purposes of distribution, or for any other purpose deemed proper by the Trustee; provided always that the Trustee may, except only to the extent that the foregoing power is exercisable by the Trustee, hold, manage, control, invest and reinvest the Trust Fund and the Beneficial Interests of the various Participants therein as a common fund, reflecting upon its records and books from time to time appropriate parts or portions of principal or income apportionable to the several Beneficial Interests.

(h)

To Sue and Defend and be Indemnified on that Account. To institute or defend any proceedings at law or in equity concerning the Trust Fund or the assets thereof at the sole cost and expense of the Trust Fund, and of the several Beneficial Interests involved or concerned therein, and to compromise, settle and adjust any claims or liabilities asserted by or against the Trust Fund or the Trustee on such terms and for such sums or amounts as the Trustee in its absolute discretion, shall deem proper, but the Trustee shall be under no duty or obligation to institute, maintain, or defend any suit, action or other legal proceedings except and unless the Trustee shall have been indemnified to the Trustee’s satisfaction against all expenses and liabilities which the Trustee may sustain or anticipate by reason thereof. The Trustee shall not have the duty or obligation to sue or otherwise seek enforcement of Employer Contributions that are or may be due the Plan.

(i)

To Sell or Otherwise Dispose of Assets. To sell, exchange, or otherwise dispose of any investment of the Trust Fund, or of the several Beneficial Interests, for such price and on such terms as the Trustee in the Trustee’s absolute discretion shall elect, without regard to whether the time of payment provided in any said sale shall be greater than the probable or actual duration of the Trust herein created or not.

(j)

To Employ Agents, Servants and Attorneys. To select and employ or retain such agents, servants, or attorneys as the Trustee from time to time may deem necessary or advisable in connection with the management and operation of the Trust herein created, and to pay the fees, commissions, or salaries incurred on account thereof as an expense of administration of the Trust.

(k)

To Value Assets and the Trust Fund. To fix and determine, at the current fair market value thereof, the value of the Trust Fund annually and from time to time as may be necessary or advisable, in the Trustee’s opinion, for any of the purposes of this Plan and Trust, including power to fix and determine, in a fair and nondiscriminatory way selected by the Trustee, the then fair market value of each and every item constituting the Trust, the items composing the same, including powers, upon maturity of a Beneficial Interest, to select and determine, in a fair and nondiscriminatory way, the assets of the Trust Fund to be set apart into and to constitute said matured Beneficial Interest and the value of the items so set apart for that purpose, and any such computation, determination, or action of the Trustee made in good faith shall be binding and conclusive upon all parties to this Plan and Trust and upon all persons interested or who may become interested, directly or indirectly, in the Trust hereby created.

(l)

To Determine Complex Questions of Income and Principal. To determine, in accordance with sound business or accounting practices, with respect to any receipt of the Trust Fund or of the separate Beneficial Interests of Participants therein, and without regard to statutes or rules of law that otherwise would be controlling, the part or portion thereof which is income and the part or portion thereof which is principal, and to charge or credit to principal or income, as the Trustee may from time to time elect (without duty or obligation to exercise this power uniformly in all cases) any premiums paid or received or discounts received or allowed in connection with, or any gain or loss resulting from the purchase, sale, call, redemption or payment of any security or investment acquired, held, or disposed of by the Trust Fund.

(m)

To Require Settlement and Allowance of Accounts Before Making Distribution. In making distribution of any Beneficial Interest, to demand and receive from the Participant or other person or persons entitled to receive the same, a complete settlement and accounting, before the Trustee shall be obligated to pay, distribute, or make available any part thereof to said Participant or to said person or persons.

(n)

Form and Method of Accounting. To select and determine the appropriate forms, methods and books of account for use by the Trustee in the management and administration of the Trust herein created and for the purpose of accounting for the same.

(o)

Compensation and Payment of Fees and Expenses. To receive reasonable compensation for the Trustee’s services as Trustee hereunder, and to pay from out of the Trust Fund all costs, fees, expenses, taxes, and other charges and expenses of administration and distribution of the Trust Fund and of the separate Beneficial Interests to the extent that they are not paid directly by the Employer, and the Trustee shall further be entitled to reimbursement for or on account of any said item of disbursement from and out of the Trust Fund from time to time held by the Trustee, distributing the same ratably over the separate Beneficial Interests of Participants in accordance with the ratio of their separate Beneficial Interests to the sum total of all said Beneficial Interests; provided, however, the Committee may establish uniform rules allowing for the payment of certain costs, fees, expenses, taxes, and other charges on a per capita basis, provided such payments are consistent with Department of Labor Field Assistance Bulletin 2003-3.

(p)

Borrow and Advance Funds. The Trustee is authorized in the Trustee’s discretion to borrow money from others and to secure advances to the Trust Fund at any time and from time to time upon such terms and conditions as the Trustee deems best, and for the sum so borrowed or advanced, the Trustee may issue the Trustee’s promissory note as the Trustee and secure the repayment thereof by the pledging of any securities or other property in the Trustee’s possession as Trustee hereunder, and may pay interest thereon for any monies borrowed from others or advanced by it for the benefit of the Trust. Exempt Loans by the Trustee shall be made in accordance with Section 6.1.

(q)

Life Insurance. The Trustee is authorized to purchase life insurance contracts on the lives of Participants as a general Trust Fund investment; provided, however, that proceeds from an Exempt Loan shall not be used by the Trustee to purchase life insurance. Such investments are intended to indemnify the Trust for the potential loss of Employer Contributions in the event of a Key Employee’s premature death.

(r)

To Hold and Deposit Funds. To hold uninvested such cash funds as may appear reasonably necessary to meet the anticipated cash requirements of the Plan from time to time, and to deposit such funds or any part thereof, either separately or together with other trust funds under the control of the Trustee, in its own deposit department or to deposit the same in the name of the Trustee in such other depositories as may be selected.

          Each of the foregoing rights, powers and discretions conferred upon the Trustee and each and every power possessed by trustees generally by virtue of any statute or rule of law or other provisions of this Plan and Trust shall be discretionary powers exercisable by the Trustee, and the Trustee shall in no event be or become liable to anyone on account of the exercise of any said power in good faith.

          13.3     Investment Powers. Except as otherwise provided in this Article, the Trustee shall have the exclusive authority and discretion to invest and reinvest the income of the Trust in real and personal property of any kind, including the commingled common funds of any corporate trustee, and “qualifying employer securities” and/or “qualifying employer real property,” as defined in Section 407(d) of the Employee Retirement Income Security Act in amounts up to 100% of Trust assets. The Plan is designed to invest primarily in Employer Securities, and the Trustee shall not be limited by the laws of any state proscribing or limiting the investment of trust funds by trustees, either as to types of investments or as to diversification of investments.

          The Employer may instruct the Trustee as to investments (including the acquisition, sale or retention of specific assets), disbursements or any other matter that comes within the powers granted to the Trustee under this Plan. When the Employer does instruct the Trustee, the Trustee shall have no responsibility or accountability for making any investment, for retaining any investment, for making any disbursement or for doing any other act directed by the Employer other than to comply with the instructions of the Employer. The Trustee may rely upon any instruction from the Employer given to it in writing and shall be under no duty to inquire as to the action taken.

          13.4     Appointment of Investment Manager. The Employer may appoint one or more parties that are investment managers as defined in the Employee Retirement Income Security Act of 1974, as amended, to have power to manage, acquire, or dispose of all or part of the Trust Fund. The appointment of any such investment manager and investment of the Trust Fund pursuant to such appointment shall be subject to the following:

(a)

Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the date that the investment manager first exercises the power granted to it. Such notice shall state what portion of the Trust Fund is to be invested by the manager and shall direct the Trustee to segregate such portion of the Trust Fund into a separate account for such investment manager.

(b)

The Trustee shall not act on any direction or instruction of the investment manager until the Trustee has been furnished with an acknowledgment in writing by the investment manager that it is a fiduciary with respect to the Plan.

(c)

There shall be a written agreement between the Employer and each investment manager. The Trustee shall receive a copy of each agreement and all amendments thereto and shall give written acknowledgment of receipt of same.

          13.5     More Than One Trustee. Whenever there are 2 or more Trustees acting hereunder, a majority in number of the Trustees acting at any given time hereunder shall govern as to any and all business relating to this Trust, and a decision of the majority in number of the Trustees shall be binding and conclusive.

          13.6     Individual Trustees. No individual Trustee shall have any right, as such Trustee, to make any decision or to take any action respecting the Trustee’s rights of participation hereunder, and all matters respecting an individual Trustee’s position as a Participant shall be decided by the remaining Trustee or Trustees, if any, or, if there is no other Trustee, by the Employer. However, no individual Trustee who is an Employee shall receive any compensation from the Trust for services provided as Trustee, except to reimburse the individual for expenses actually incurred.

          13.7     Annual Account. The Trustee shall account annually for the Trust Fund and for its various transactions in connection therewith to the Employer.

          13.8     Person Dealing with Trustee. No purchaser at any sale made by the Trustee hereunder, and no person, firm, or corporation dealing with the Trustee shall be obligated to see to the application of any money or property paid or delivered to the Trustee. All persons dealing with the Trustee may act in reliance upon the signature of the Trustee and shall not be bound to inquire as to whether or not said signature represents valid action by the Trustee.

          13.9     Prohibited Transactions. Except as may be expressly permitted by law, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly or indirectly, in any of the following transactions with a Disqualified Person:

(a)	sale or exchange, or leasing, of any property between the Plan and a Disqualified Person;

(b)	lending of money or other extension of credit between the Plan and a Disqualified Person;

(c)	furnishing of goods, services or facilities between the Plan and a Disqualified Person;

(d)	transfer to, or use by or for the benefit of, a Disqualified Person of the income or assets of the Plan;

(e)	act by a Disqualified Person who is a fiduciary whereby the fiduciary deals with the income or assets of the Plan in the fiduciary’s own interest or for the fiduciary’s own account; or

(f)

receipt of any consideration for the fiduciary’s own personal account by any Disqualified Person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

          13.10     Indemnity. The Employer shall indemnify, save and hold harmless, jointly and severally, the Trustee, other than a corporate Trustee, from any and all loss, damage and liability which the Trustee may incur or sustain, arising out of the performance of the Trustee’s duties under the Plan, except to the extent that they result from the willful misconduct or gross negligence or lack of good faith of the Trustee. Except to the extent otherwise required under the Employee Retirement Income Security Act of 1974 or other applicable law, the Trustee shall not be liable for the acts or omissions of third parties.

          13.11     Resignation and Appointment. The Trustee, or any successor Trustee, must accept its appointment in writing. The Trustee, or any successor Trustee, may resign as Trustee of this Trust at any time by giving 30 days’ notice of resignation by registered mail to the Employer, or such shorter notice as may be agreed to by the Employer. Upon such resignation becoming effective, the resigning Trustee shall render to the Employer an account of the administration of the Trust during the period following that covered by the most recent account, and shall perform all acts necessary to transfer the assets of the Trust to the successor Trustee. In the event of the resignation of the original or any successor Trustee, the Employer shall have the power to appoint a successor Trustee. The Employer shall also have power at any time to appoint a Co-Trustee or Co-Trustees. No successor Trustee shall be or become liable for any action or default of a prior Trustee.

          13.12     Removal of Trustee. The Employer may remove a Trustee or any successor Trustee at any given time upon 30 days’ notice of removal by registered mail to the Trustee, or such shorter notice as may be agreed to by the Trustee. In case of such removal, the Trustee shall be under the same duty to account for and transfer assets of the Trust to a successor as hereinabove provided in the case of the resignation of a Trustee; and the Employer shall have the same power to appoint a successor Trustee.

          13.13     Continuation of the Trust. Resignation, disqualification, liability or removal of a Trustee shall not terminate the Trust; and any successor Trustee, corporate or individual, shall have all powers, duties and discretions herein conferred upon the original Trustee.

ARTICLE 14

CLAIMS AGAINST THE TRUST FUND

          14.1          Anti-Alienation of Benefits. Except as otherwise provided herein, no Participant or Beneficiary shall have any transmissible interest in the Trust Fund or in the Participant’s separate Beneficial Interest therein, either before or after the vesting thereof, or in any of the assets comprising the same prior to actual payment and distribution thereof, and shall have no power to alienate, dispose of, pledge or encumber the same, while in the possession or control of the Trustee, nor shall the Trustee recognize any assignment thereof, either in whole or in part, nor shall the interest of any Participant or Beneficiary be subject to attachment, garnishment, execution or other legal process while in the hands of the Trustee.

          14.2          Charge for Litigation. In the event that any Participant or any person claiming by or through a Participant should commence any equitable or legal proceedings against the Trustee, the result of which is adverse to the plaintiff, or in the event that the Trustee should find it necessary to commence any such proceeding against any Participant or any person claiming by or through a Participant, the result of which is adverse to the defendant, the cost to the Trustee of defending or bringing the proceeding, as the case may be, shall be charged, to the extent possible and permitted by law, to the account of the Participant and only the excess of such cost over the amount of the Participant’s account shall be included as an expense of administration.

          14.3          Qualified Domestic Relations Orders. Notwithstanding any provision to the contrary herein, the Employer may assign the interest of a Participant in the Plan (or in a successor plan of the Employer or in the plan of a successor Employer) to an Alternate Payee pursuant to a Qualified Domestic Relations Order. In the event the Plan receives a Qualified Domestic Relations Order with respect to a Participant’s interest in the Trust Fund, the following provisions shall apply:

(a)

The Employer shall promptly give written notification to the Participant and to the Alternate Payee of receipt of a domestic relations order and of Plan Qualification Procedures. The Employer shall then proceed with Qualification Procedures to determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and Alternate Payee (or the Alternate Payee’s designated representative) of its determination.

(b)	Disputed funds shall be disposed of as follows:

(i)

During the period in which the Qualification Procedures are in progress, the Employer shall separately account for any amounts which would be payable to an Alternate Payee if the domestic relations order is determined to be a Qualified Domestic Relations Order.

(ii)

If the order is determined to be a Qualified Domestic Relations Order within the 18-month period beginning on the date the first payment would be required to be made under the order, the Employer shall pay the amounts designated in the Order, together with earnings or losses, if required, to the Alternate Payee.

(iii)

If the Employer determines that the order is not a Qualified Domestic Relations Order, or if the 18-month period described in paragraph (i) above elapses and the qualification dispute has not been resolved, the Employer shall pay such amounts, together with earnings or losses, if required, to the persons who would have received the amounts if the order had not been issued.

(iv)

If an order is qualified after expiration of the 18-month period described in paragraph (i) above, payment of benefits to an Alternate Payee shall proceed prospectively and the Plan shall not be liable to an Alternate Payee for benefits attributable to the period prior to qualification.

(c)

The Employer shall obey a Qualified Domestic Relations Order requiring that benefits be paid to an Alternate Payee beginning on a date on or after the Participant’s Earliest Retirement Age, even though the Participant does not have a Termination of Employment on that date. If the Alternate Payee under a Qualified Domestic Relations Order cannot be located, the Employer may either maintain a separate accounting of the amount which would have been paid to such Alternate Payee, or reallocate such amount among the accounts of Participants as a reduction of the Employer contribution. If the Alternate Payee is thereafter located, the reallocated amount shall be reinstated for the benefit of the Alternate Payee.

(d)	Payment of benefits pursuant to a Qualified Domestic Relations Order shall be made only as permitted under the Plan.

(e)

To the extent permitted by law and except as otherwise provided under a Qualified Domestic Relations Order, the Employer may, on a uniform basis, charge the reasonable and necessary expenses associated with the review of a domestic relations order and the implementation of a Qualified Domestic Relations Order to the Plan.

(f)

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death.

          14.4          Independent Fund. In the event the Employer shall at any time go out of business, cease to exist, be dissolved, either voluntarily or involuntarily, or have a receiver or trustee in bankruptcy appointed for it, or be merged or consolidated into or with another company, no part of the Trust Fund created hereunder or of any of the separate Beneficial Interests of Participants shall in any manner whatsoever be or become subject to the rights or claims of any of its creditors, but the Trust herein created from its inception shall be a separate entity, aside and apart from the Employer and its assets, and the Employer shall have no claim or right to repossess any part of the funds or properties of the Trust or of the income derived therefrom.

          14.5          Payments Delayed Due To Disputes. If the Employer determines there is a dispute concerning the payment of benefits to a Beneficiary or Beneficiaries, or concerning the qualification of a domestic relations order under Section 414(p) of the Code, the Employer may delay any payment that would otherwise be made under the Plan until the Employer, in its discretion, determines that the dispute has been resolved. The Employer may, in its discretion, file an interpleader action in federal court, naming the parties to the dispute, and may pay the disputed amount into the court to be distributed in accordance with the court’s decision.

ARTICLE 15

MILITARY SERVICE AND LEAVE OF ABSENCE

          15.1          Compulsory Military Service. Any Employee or Participant who, through the operation of a compulsory service law of the United States of America, enters the armed forces or government service of the United States shall be presumed for purposes of this Plan to be on leave of absence with the consent of the Employer, provided the individual returns to and reenters the employ of the Employer within such time after discharge or separation from military service as may entitle the individual to reemployment under law. Such leave of absence shall continue from the date of entry into such armed forces or government service until the date on which employment resumes with the Employer in accordance with the preceding sentence.

          15.2          Voluntary Military Service. Any Employee or Participant who voluntarily enters the armed forces of the United States, or who is ordered to an initial period of active duty as a member of a reserve component of the armed forces of the United States or to full-time training or other full-time duty as a member of the National Guard shall be presumed for purposes of the Plan to be on leave of absence with the consent of the Employer, provided that: (1) military service does not exceed the maximum period which the individual could complete and remain entitled to reemployment with the Employer under law, and (2) the individual returns to and reenters the employ of the Employer within such time following discharge or separation from such military services as may entitle the individual to reemployment under law.

          15.3          Participation During Leave of Absence. If a Participant is on leave of absence with the consent of the Employer, or is on leave of absence because of military or government service as described in this Article, the individual shall remain a Participant during the period of such leave of absence. However, during the period of such leave of absence, Employer Contributions shall only be made and amounts allocated on behalf of such Participant on account of Compensation actually paid to the Participant during such period except as required by law. If such Participant does not return to the employ of the Employer within the period granted for such leave of absence or, in the case of military or government service, within the periods provided in this Article, it shall be conclusively presumed for purposes of the Plan that employment terminated as of the date of expiration of such leave of absence or period provided in this Article, as the case may be. However, if the death or Disability of such Participant occurs prior to expiration of the applicable period, the death or Disability benefit provided in the Plan shall be payable. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 16

PARTICIPATING EMPLOYERS

          16.1          Adoption of Plan. Upon approval by the Employer, a corporation or other entity may adopt this Plan by a properly executed document, participate herein and be known as a Participating Employer.

          16.2          Requirements of Participating Employers. All Participating Employers shall be subject to the following rules:

(a)

Each Participating Employer shall be required to use the Trustee designated herein. If the Employer delegates its duties to a Committee, each Participating Employer shall be required to use the Committee designated herein.

(b)	The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers.

(c)

Expenses of the Trust Fund shall be allocated to each Participating Employer in the same proportion that the total amount credited to all Participants employed by such Employer bears to the total amount credited to all Participants.

(d)	With respect to its relation with the Trustee, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent.

          16.3          Allocation of Contributions. Employer Contributions shall be allocated in accordance with Section 5.4 among eligible Participants of all Employers that are Affiliates by applying a uniform allocation rate to all such Participants.

          16.4          Accounting for Employees. If an Employee is employed by more than one Participating Employer during the Plan Year, service and Compensation with each Participating Employer that is an Affiliate shall be aggregated for all purposes under the Plan, and, for purposes of allocation of any contributions, the Employee shall be deemed to be employed on the Anniversary Date if the Employee is employed on such date by any Participating Employer. Such allocation shall be made in accordance with Article 5.

          If an Employee is transferred between Participating Employers that are Affiliates, such Employee shall retain all amounts credited to the Employee’s account, and the Employee’s accumulated Years of Service and eligibility to participate in the Plan. No such transfer shall constitute a Termination of Employment, and the Participating Employer to which the Employee is transferred shall be obligated with respect to such Employee in the same manner as was the Participating Employer from which the Employee was transferred.

          16.5          Separate Records. The Trustee shall keep separate records concerning each Participating Employer and the accounts of Participants employed by such Participating Employer. The transferee Employer shall immediately notify the Trustee if an Employee transfers from one Participating Employer to another.

          16.6          Amendment. The Board of Directors of the Employer shall have the exclusive authority to amend this Plan without further action or consent of any Participating Employer and each Participating Employer to the extent required by law hereby delegates to the Board of Directors, including to its representatives and delegates, the power and authority to amend this Plan on behalf of the Participating Employer.

          16.7          Discontinuance of Participation. Any Participating Employer may discontinue its participation in the Plan. At the time of any such discontinuance, evidence of satisfaction of any applicable conditions imposed under the Plan shall be delivered to the Trustee. The Trustee shall thereafter transfer Trust Fund assets allocable to the Participants of such Participating Employer to a successor Trustee designated by the Participating Employer, if it has established a separate qualified plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Plan. No portion of the Trust Fund attributable to such Participating Employer shall be used other than for the exclusive benefit of the Participants of such Participating Employer.

ARTICLE 17

RIGHTS OF EMPLOYER TO AMEND, DISCONTINUE OR TERMINATE

          17.1          Amendment. Except as herein limited, the Employer shall have the right to amend this Plan and Trust at any time to any extent that it may deem advisable. Such amendment will be stated in an instrument in writing executed by the Employer and adopted by the Board of Directors or a representative of the Board as identified in the Board minutes. Upon delivery of such instrument to the Trustee, this Plan and Trust shall be deemed to have been amended in the manner therein set forth, and Participants shall be bound thereby; provided, however:

(a)	that no amendment shall increase the duties or liabilities of the Trustee without its written consent;

(b)	that no amendment shall have the effect of vesting in the Employer any interest in or control over any of the funds or properties subject to the terms of the Trust;

(c)	that no amendment shall have the retroactive effect so as to reduce the percentage of any Participant’s account which is vested and nonforfeitable; and

(d)

that no amendment shall have the effect of eliminating or reducing an early retirement benefit or retirement-type subsidy or eliminating an optional form of benefit with respect to benefits accrued before such amendment.

          17.2          Termination of Plan. It is the expectation of the Employer that it will continue this Plan and the payment of Employer Contributions hereunder indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Employer, and the right is reserved by the Employer at any time to discontinue its contributions hereunder, or, by action of the Board of Directors, to terminate the Plan. Mere failure of the Employer to make contributions hereto shall not terminate the Plan until notice of termination to the Trustee; however, upon such notice by the Employer to the Trustee, the Plan shall automatically terminate.

          17.3          Trust Term. The term of the Trust herein created shall be for such time as may be necessary to accomplish the purposes set forth herein and in no event shall the term exceed the limits prescribed by the laws of the jurisdiction to which the Trust is subject. In the event such limit should be reached at any time, or for any reason, prior to the accomplishment of the purposes for which the Trust is created, the Trust shall be deemed to have terminated upon the attainment of such limit.

          17.4          Termination of Trust. The Employer reserves the right to terminate the Trust at any time. Upon a determination that the termination of the Trust will not impair the Plan and Trust’s qualification under the Code, the Trustee and Employer shall cause distribution of all of the assets of the Trust to be made to Participants as their respective interests may appear, provided, however, that the interests of Participants who have received distributions pursuant to Section 7.3 which resulted in a forfeiture of the nonvested portion of their Beneficial Interest prior to the date of termination of the Plan shall not have the nonvested portion restored to their accounts at the time of termination.

ARTICLE 18

SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

          18.1          Successor Employer. In the event of a transfer of business assets, operations, or employees from the Employer to a successor employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

          18.2          Merger and Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan or deferred compensation plan maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)

each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)

resolutions of the Board of Directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(c)	such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

Notwithstanding the foregoing, a transfer of amounts from the Trust Fund to a nonqualified foreign trust shall be treated as a distribution from the Trust Fund.

ARTICLE 19

MISCELLANEOUS

          19.1          Inspection of Books. The Trustee may inspect the books and records of the Employer whenever such inspection shall be reasonably necessary in order to determine any factor pertinent to the performance of its duties under this Plan and Trust. However, the Trustee shall not be required to make such inspection, but may in good faith rely on any statements of the Employer.

          19.2          Right to Terminate Employment. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any of its Employees. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee’s right to terminate employment at any time.

          19.3          Liability of Employer. All benefits payable under the Plan shall be paid or provided for solely from the Trust.

          19.4          Defense Under Tax Laws. The Employer shall have the right to defend the position of the Plan and Trust herein created as an employees’ trust as defined in Section 401 of the Code.

          19.5          Governing Law. This Plan and Trust shall be construed, administered, and governed in all respects under the laws of the State of Minnesota to the extent not preempted by federal law.

          19.6          Binding Effect. This Plan and Trust shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of any and all of the parties hereto.

          19.7          Qualification Under Tax Laws. Except as otherwise provided herein, and subject to receipt of a favorable determination letter from the Internal Revenue Service, the Communications Systems, Inc. Employee Stock Ownership Plan and Trust, as restated, shall become effective as of the Effective Date.

          19.8          Earlier Effective Date to Maintain Tax Qualification. Notwithstanding the Effective Date of this restatement, any provision in this restatement of the Plan that was included in order to comply with or reflect any change in the qualified plan rules of Section 401(a) of the Code, or in any other applicable law, as determined by the Employer, will be effective with respect to any person on the date the change in the applicable law becomes applicable to that person or to the Plan, unless a different effective date is specifically provided in the Plan document.

          Notwithstanding anything herein to the contrary, the adoption of this restated Plan document shall not have the retroactive effect of reducing the percentage of any Participant’s account which is vested and nonforfeitable, or eliminating or reducing an early retirement benefit or retirement-type subsidy with respect to benefits accrued before such adoption.

          Except as set forth in this Section, the prior Plan document shall be effective in all respects for any Plan Years ending prior to January 1, 2009.

          IN WITNESS WHEREOF, Communications Systems, Inc. has caused the Communications Systems, Inc. Employee Stock Ownership Plan and Trust, as restated, to be executed by its officer, and Curtis A. Sampson, Jeffrey K. Berg and Paul N. Hanson have executed this Plan and Trust and hereby affirm their continued appointments as Trustees, as of the Effective Date.

COMMUNICATIONS SYSTEMS, INC.

By	/s/ Karen Nesburg Bleick

Its	Vice President of Human Resources

Date: October 28, 2009

TRUSTEES

/s/Curtis A. Sampson
Curtis A. Sampson

/s/ Jeffrey K. Berg
Jeffrey K. Berg

/s/ Paul N. Hanson
Paul N. Hanson